                                                                       EXHIBIT 2






                           LASER VISION CENTERS, INC.

                                     - and -

                           TLC LASER EYE CENTERS INC.

                                     - and -

                            TLC ACQUISITION II CORP.



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                          AGREEMENT AND PLAN OF MERGER

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                                 August 25, 2001









                                  [TORYS LOGO]

                                TABLE OF CONTENTS


                                                       ARTICLE 1.
                                                    INTERPRETATION

   1.1.     Definitions.........................................................................................  1
   1.2.     Interpretation Not Affected by Headings, etc........................................................  9
   1.3.     Number, etc.........................................................................................  9
   1.4.     Date For Any Action.................................................................................  9
   1.5.     Entire Agreement....................................................................................  9
   1.6.     Currency............................................................................................  9
   1.7.     Knowledge...........................................................................................  10

                                                       ARTICLE 2.
                                                      THE MERGER

   2.1.     The Merger..........................................................................................  10
   2.2.     Effect of Merger....................................................................................  11
   2.3.     Surrender and Payment...............................................................................  11
   2.4.     Adjustments.........................................................................................  13
   2.5.     Fractional Shares...................................................................................  13

                                                       ARTICLE 3.
                                               THE SURVIVING CORPORATION

   3.1.     Certificate of Incorporation........................................................................  13
   3.2.     Bylaws..............................................................................................  14
   3.3.     Directors and Officers..............................................................................  14

                                                       ARTICLE 4.
                                         REPRESENTATIONS AND WARRANTIES OF LVCI

   4.1.     Corporate Existence and Power.......................................................................  14
   4.2.     Corporate Authorization.............................................................................  14
   4.3.     Governmental Authorization..........................................................................  15
   4.4.     Non-Contravention...................................................................................  15
   4.5.     Capitalization......................................................................................  15
   4.6.     Subsidiaries........................................................................................  16
   4.7.     SEC Filings and Financial Statements................................................................  17
   4.8.     Joint Proxy Statement/Prospectus; Registration Statement............................................  18
   4.9.     Absence of Certain Changes..........................................................................  18
   4.10.    No Undisclosed Material Liabilities.................................................................  20
   4.11.    Personal Property...................................................................................  20
   4.12.    Accounts Receivable.................................................................................  21
   4.13.    Contracts...........................................................................................  21
   4.14.    Litigation..........................................................................................  22
   4.15.    Taxes...............................................................................................  22


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
   4.16.    Tax Free Merger.....................................................................................  23
   4.17.    Intellectual Property...............................................................................  24
   4.18.    Employee Benefit Plans..............................................................................  24
   4.19.    Environmental Matters...............................................................................  27
   4.20.    Employees...........................................................................................  27
   4.21.    Non-Arm's Length Transactions.......................................................................  28
   4.22.    Canadian Competition Act............................................................................  28
   4.23.    Compliance with Laws................................................................................  28
   4.24.    Finders' Fees.......................................................................................  29
   4.25.    Opinion of Financial Advisor........................................................................  29
   4.26.    Vote Required.......................................................................................  29
   4.27.    Compliance with Health Care Requirements............................................................  29
   4.28.    Medicare Participation/Accreditation................................................................  29
   4.29.    Exclusion...........................................................................................  30
   4.30.    Federal Health Care Programs........................................................................  30
   4.31.    Third-Party Payment.................................................................................  30
   4.32.    Billing.............................................................................................  31
   4.33.    Reimbursement Matters...............................................................................  31
   4.34.    Representations Complete............................................................................  31

                                                       ARTICLE 5.
                                 REPRESENTATIONS AND WARRANTIES OF TLC AND MERGER SUBSIDIARY

   5.1.     Corporate Existence and Power.......................................................................  31
   5.2.     Corporate Authorization.............................................................................  32
   5.3.     Governmental Authorization..........................................................................  32
   5.4.     Non-Contravention...................................................................................  32
   5.5.     Capitalization......................................................................................  33
   5.6.     Subsidiaries........................................................................................  34
   5.7.     Canadian Securities Law and TLC Financial Statements................................................  35
   5.8.     SEC Filings and Financial Statements................................................................  36
   5.9.     Joint Proxy Statement/Prospectus; Registration Statement............................................  37
   5.10.    Absence of Certain Changes..........................................................................  37
   5.11.    No Undisclosed Material Liabilities.................................................................  39
   5.12.    Personal Property...................................................................................  39
   5.13.    Contracts...........................................................................................  39
   5.14.    Litigation..........................................................................................  40
   5.15.    Taxes...............................................................................................  40
   5.16.    Tax Free Merger.....................................................................................  41
   5.17.    Intellectual Property...............................................................................  43
   5.18.    Employee Benefit Plans..............................................................................  43
   5.19.    Environmental Matters...............................................................................  46
   5.20.    Employees...........................................................................................  46
   5.21.    Non-Arm's Length Transactions.......................................................................  47
   5.22.    Compliance with Laws................................................................................  47
   5.23.    Finders' Fees.......................................................................................  47
   5.24.    Opinion of Financial Advisor........................................................................  48
   5.25.    Votes Required......................................................................................  48
   5.26.    Interim Operations of Merger Subsidiary.............................................................  48
   5.27.    Authorization for TLC Common Shares.................................................................  48





   5.28.    Compliance with Health Care Requirements............................................................  48
   5.29.    Medicare Participation/Accreditation................................................................  49
   5.30.    Exclusion...........................................................................................  50
   5.31.    Federal Health Care Programs........................................................................  50
   5.32.    Third-Party Payment.................................................................................  50
   5.33.    Billing; Gratuitous Payments........................................................................  50
   5.34.    Reimbursement Matters...............................................................................  50
   5.35.    Accounts Receivable.................................................................................  51
   5.36.    Representations Complete............................................................................  51

                                                       ARTICLE 6.
                                                    COVENANTS OF LVCI

   6.1.     Conduct of LVCI.....................................................................................  51
   6.2.     Stockholder Meeting.................................................................................  53
   6.3.     Other Offers........................................................................................  53
   6.4.     Notices of Certain Events...........................................................................  54
   6.5.     Affiliates..........................................................................................  55
   6.6.     Employee Stock Options..............................................................................  55

                                                       ARTICLE 7.
                                         COVENANTS OF TLC AND MERGER SUBSIDIARY

   7.1.     Conduct of TLC and Merger Subsidiary................................................................  56
   7.2.     TLC Stockholder Meeting.............................................................................  57
   7.3.     Obligations of Merger Subsidiary....................................................................  58
   7.4.     NASDAQ and TSE Listing..............................................................................  58
   7.5.     Notice of Certain Events............................................................................  58
   7.6.     Replacement Options.................................................................................  58

                                                       ARTICLE 8.
                                         COVENANTS OF TLC, MERGER SUBSIDIARY AND LVCI

   8.1.     Corporate Governance................................................................................  59
   8.2.     TLC Name Change.....................................................................................  59
   8.3.     Commercially Reasonable Best Efforts................................................................  59
   8.4.     Certain Filings.....................................................................................  60
   8.5.     Public Announcements................................................................................  61
   8.6.     Further Assurances..................................................................................  61
   8.7.     Preparation of the Joint Proxy Statement/Prospectus and Registration Statements.....................  61
   8.8.     Access to Information...............................................................................  62
   8.9.     Mutual Standstill...................................................................................  64
   8.10.    Directors' and Officers' Insurance..................................................................  64
   8.11.    Closing Matters.....................................................................................  65


                                                       ARTICLE 9.
                                                CONDITIONS TO THE MERGER

   9.1.     Conditions to the Obligations of Each Party.........................................................  65
   9.2.     Additional Conditions to the Obligations of TLC and Merger Subsidiary...............................  67




   9.3.     Conditions to the Obligations of LVCI...............................................................  68

                                                      ARTICLE 10.
                                                      TERMINATION

   10.1.    Termination.........................................................................................  69
   10.2.    Termination by LVCI.................................................................................  70
   10.3.    Termination by TLC..................................................................................  70
   10.4.    Effect of Termination...............................................................................  70

                                                      ARTICLE 11.
                                                     MISCELLANEOUS

   11.1.    Notices.............................................................................................  71
   11.2.    Survival of Representations and Warranties..........................................................  72
   11.3.    Amendments and Waiver...............................................................................  72
   11.4.    Further Assurances..................................................................................  73
   11.5.    Public Statements...................................................................................  73
   11.6.    Severability........................................................................................  73
   11.7.    Fees and Expenses...................................................................................  73
   11.8.    Successors and Assigns..............................................................................  73
   11.9.    No Third Party Beneficiaries........................................................................  74
   11.10.   Governing Law.......................................................................................  74
   11.11.   Counterparts; Effectiveness.........................................................................  74


--------------
* The Table of Contents is not a part of this Agreement.

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated as of August 25, 2001, among Laser Vision Centers, Inc., a Delaware corporation ("LVCI"), TLC Laser Eye Centers Inc., an Ontario corporation ("TLC"), and TLC Acquisition II Corp., a Delaware corporation and a wholly owned subsidiary of TLC ("Merger Subsidiary");

         WHEREAS, the Boards of Directors of each of TLC, Merger Subsidiary and LVCI have determined that it is advisable and in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein in which, subject to the terms and conditions set forth herein, Merger Subsidiary will merge (the "Merger") with and into LVCI, so that the newly created LVCI is the surviving corporation in the Merger;

         WHEREAS, for U.S. federal income tax purposes, the parties intend that the Merger shall qualify as a Reorganization;

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a purchase; and

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE 1.

                                 INTERPRETATION


1.1.     DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth below:

         1.1.1. "Accounts Receivable" means all accounts receivable, trade receivables, notes receivable and other receivables, which in any case are payable as a result of goods sold or services provided, or billed for.

         1.1.2. "Acquisition Proposal" means any merger, amalgamation, take-over bid, sale of more than 50% of the consolidated assets of LVCI (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale of assets comprising more than 50% of the consolidated assets of LVCI), liquidation, sale of shares or rights or interests therein or thereto constituting greater than 15% of the LVCI Common Shares outstanding on the date hereof (or if after the date hereof LVCI issues LVCI Common Shares in connection with the acquisition of ClearVision Laser Centers, Inc., 15% of the LVCI Common Shares outstanding on the date of such issuance) or similar transactions involving LVCI, or a proposal to do so, excluding the Merger.

         1.1.3. "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or arbitrator.

         1.1.4. "Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this Agreement, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with" as used with respect to any Person) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise.

         1.1.5. "Average TLC Trading Price" shall mean the average of the daily closing price per share of TLC Common Shares on NASDAQ for the 10 consecutive trading days prior to the Closing Date.

         1.1.6. "Business Day" shall mean each day on which banking institutions in both of Toronto, Canada and St. Louis, Missouri are not authorized or required to close.

         1.1.7. "Canadian GAAP" shall mean Canadian generally accepted accounting principles in effect at that time and applied on a basis consistent with past periods.

         1.1.8. "Closing" means the consummation of the Merger and the other transactions contemplated hereby.

         1.1.9. "Closing Date" shall have the meaning set forth in Section
         2.1.3.

         1.1.10. "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

         1.1.11. "Conversion Number" shall have the meaning set forth in Section 2.2.2.

         1.1.12. "Delaware Law" shall mean the General Corporation Law of the State of Delaware.

         1.1.13. "Effective Time" shall have the meaning set forth in Section 2.1.3.

         1.1.14. "Employee Plan" shall mean any "employee benefit plan", within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and any employment, consulting, termination, severance, retention, change in control, deferred or incentive compensation, stock option or other equity based, vacation or other fringe benefit plan, program, policy, arrangement, agreement or commitment.

         1.1.15. "Environmental Laws" means any Laws governing or relating to pollution, protection of human health or the Environment, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste, or occupational health and safety, or any similar Law of foreign jurisdictions where LVCI or its Subsidiaries, on the one hand, and TLC or its Subsidiaries, on the other hand, respectively, do business, including without limitation the U.S. Federal Water Pollution Control Act, the U.S. Clean Air Act, the U.S. Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act (RCRA), the Hazardous Materials Transportation Act (HMTA), the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA), the U.S. Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), as amended by the Superfund Amendment and Reauthorization Act (SARA), the U.S. Emergency Planning and Community Right-To-Know Act (EPCRA), the U.S. Toxic Substances Control Act (TSCA), the U.S. Safe Drinking Water Act (SDWA), and the U.S. Occupational Safety and Health Act (OSHA), all as amended, and the rules and regulations thereunder as interpreted by Governmental Authorities.

         1.1.16. "ERISA" shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder and published interpretations of any Governmental Authority with respect thereto.

         1.1.17. "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         1.1.18. "Exchange Agent" shall have the meaning set forth in Section 2.3.1.

         1.1.19. "Exchange Filing Requirements" shall have the meaning set forth in section 5.7.1.

         1.1.20. "Executive Officers" shall have the meaning set forth in
         Section 1.7.

         1.1.21. "FTC" shall have the meaning set forth in Section 8.4.2.

         1.1.22. "Eye Surgery Consultant" means any eye surgeon who performs laser vision correction or cataract surgery using an LVCI or TLC, as applicable, excimer laser or who performs such services at an LVCI Facility or TLC Facility, as applicable.

         1.1.23. "GAAP" means U.S. generally accepted accounting principles in effect at the time and applied on a basis consistent with past periods.

         1.1.24. "Goldman" shall have the meaning set forth in Section 4.24.

         1.1.25. "Governmental Authority" means any court, administrative agency or commission or other foreign or domestic federal, state, provincial or local governmental authority or instrumentality.

         1.1.26. "HSR Act" shall have the meaning set forth in Section 4.3.

         1.1.27. "Information" shall have the meaning set forth in Section
         8.8.1.

         1.1.28. "Intellectual Property Rights" shall mean all proprietary, license and other rights in and to: (A) trademarks, service marks, brand names, trade dress, trade names, words, symbols, color schemes and other indications of origin; (B) patents, patent applications, inventors' certificates and invention disclosures; (C) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, discoveries and improvements, know-how, manufacturing and production processes and techniques, and research and development information; (D) drawings, specifications, plans, proposals and technical data; analytical models, investment and lending strategies and records, financial and other products; financial, marketing and business data, pricing and cost information; business and marketing plans and customer and supplier lists and information; in each case whether patentable, copyrightable or not; (E) computer programs and databases, in each case whether patentable, copyrightable or not, and all documentation therefor; (F) writings and other works of authorship, including marketing materials, brochures, training materials, including all copyrights and moral rights related to each of the foregoing; (G) mask works; (H) rights to limit the use or disclosure of confidential information by any Person;
         (I) registrations of, and applications to register, any of the foregoing with any Governmental Authority and any renewals or extensions thereof; (J) the goodwill associated with each of the foregoing; and (K) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; in each case in any jurisdiction.

         1.1.29. "Interested Third Party" shall have the meaning set forth in
         Section 6.3.2.1.

         1.1.30. "Joint Proxy Statement/Prospectus" shall have the meaning set forth in Section 4.8.

         1.1.31. "Laws" means all statutes, regulations, statutory rules, principles of law, orders, decrees, codes, published policies and guidelines, and terms and conditions of any grant of approval, permits, authority or license of any court, Governmental Authority, statutory body or self-regulatory authority (including the TSE or NASDAQ) and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

         1.1.32. "Liability" means any debt, obligation, duty or liability of any nature (including any undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP or Canadian GAAP, as applicable.

         1.1.33. "Licenses" shall have the meaning set forth in Section 4.23.

         1.1.34. "Liens" shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

         1.1.35. "LVCI 10-K" shall have the meaning set forth in Section 4.7.1.

         1.1.36. "LVCI Affiliate" shall have the meaning set forth in Section
         6.5.

         1.1.37. "LVCI Benefit Arrangement" shall have the meaning set forth in
         Section 4.18.7.

         1.1.38. "LVCI Board" shall mean the Board of Directors of LVCI.

         1.1.39. "LVCI Common Shares" shall have the meaning set forth in
         Section 2.2.2.

         1.1.40. "LVCI Disclosure Letter" means that certain letter dated as of August 25, 2001 and delivered by LVCI to TLC.

         1.1.41. "LVCI Employee Plans" shall have the meaning set forth Section 4.18.1.

         1.1.42. "LVCI Facility" shall have the meaning set forth in Section
         4.28.

         1.1.43. "LVCI Financial Statements" shall have the meaning set forth in
         Section 4.7.4.

         1.1.44. "LVCI Intellectual Property Rights" shall have the meaning set forth in Section 4.17.1.

         1.1.45. "LVCI Material Adverse Change" means any change, either individually or in the aggregate, that is materially adverse to the business, financial condition or results of operations of LVCI and its Subsidiaries taken as a whole.

         1.1.46. "LVCI Material Adverse Effect" means any effect, either individually or in the aggregate, that is materially adverse to the business, financial condition or results of operations of LVCI and its Subsidiaries taken as a whole.

         1.1.47. "LVCI Material Contract" shall have the meaning set forth in
         Section 4.13.

         1.1.48. "LVCI Nominees" shall have the meaning set forth in Section 8.1.3.

         1.1.49. "LVCI Preferred Shares" shall have the meaning set forth in
         Section 4.5.1.

         1.1.50. "LVCI SEC Filings" shall have the meaning set forth in Section 4.7.1.

         1.1.51. "LVCI Securities" shall have the meaning set forth in Section 4.5.1.

         1.1.52. "LVCI Stock Options" shall have the meaning set forth in
         Section 4.5.1.

         1.1.53. "LVCI Stockholder Meeting" shall have the meaning set forth in
         Section 6.2.1.

         1.1.54. "LVCI Voting Debt" shall have the meaning set forth in Section 4.5.2.

         1.1.55. "Merger" shall have the meaning set forth in the recitals to this Agreement.

         1.1.56. "Merger Consideration" shall have the meaning set forth in
         Section 2.2.2.

         1.1.57. "Merger Subsidiary" shall have the meaning set forth in the first paragraph of this Agreement.

         1.1.58. "Merger Subsidiary Common Shares" shall have the meaning set forth in Section 2.1.1.

         1.1.59. "NASD" shall mean the National Association of Securities Dealers, Inc.

         1.1.60. "NASDAQ" shall mean the Nasdaq National Market Inc.

         1.1.61. "New Certificates" shall have the meaning set forth in Section 2.3.1.

         1.1.62. "Old Certificates" shall have the meaning set forth in Section 2.3.1.

         1.1.63. "Ontario Act" shall mean the Securities Act (Ontario), as amended and the rules, policies and regulations promulgated or issued thereunder.

         1.1.64. "Order" means any order, judgment, injunction, decree, determination or award by any Governmental Authority or arbitrator.

         1.1.65. "Permit" means any permit, license, certificate (including a certificate of occupancy and a certificate of need), registration, authorization, consent, or approval issued by a Governmental Authority.

         1.1.66. "Permitted Liens" means (a) Liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP or Canadian GAAP, as the case may be, (b) workers', repairmens' and similar Liens imposed by Law that have been incurred in the ordinary course of business and consistent with past practice which in the aggregate do not have or are not reasonably expected to have an LVCI Material Adverse Effect or TLC Material Adverse Effect, as the case may be, (c) Liens and other title defects, easements, encroachments and encumbrances that do not, individually or in the aggregate, materially impair the value or continued use of the property (as currently used) to which they relate,
         (d) the rights of others to customer deposits which in the aggregate do not have or are not reasonably expected to have an LVCI Material Adverse Effect or a TLC Material Adverse Effect, as the case may be, and (e) any of the Liens described in the foregoing clauses (a) through
         (d) of this definition incurred in the ordinary course of business and consistent with past practice, after the date hereof which in the aggregate do not have or is not reasonably expected to have an LVCI Material Adverse Effect or a TLC Material Adverse Effect, as the case may be.

         1.1.67. "Person" or "person" shall mean any individual, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

         1.1.68. "Registration Statement" shall have the meaning set forth in
         Section 4.8.

         1.1.69. "Reorganization" shall have the meaning given to such term in
         Section 368(a) of the Code.

         1.1.70. "Replacement Options" shall have the meaning set forth in
         Section 7.6.

         1.1.71. "SEC" shall mean the U.S. Securities and Exchange Commission.

         1.1.72. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1.1.73. "SG Cowen" shall have the meaning set forth in Section 5.23.

         1.1.74. "Subsidiary" and "Significant Subsidiary" shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC. "Subsidiary of" any Person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person and (ii) any partnership of which such Person is a general partner.

         1.1.75. "Superior Proposal" means an unsolicited bona fide written Acquisition Proposal that the LVCI Board determines in good faith, after consultation with financial and legal advisors, would, if consummated in accordance with its terms, result in a transaction more favourable to LVCI's shareholders than the transaction contemplated by this Agreement.

         1.1.76. "Surviving Corporation" shall have the meaning set forth in
         Section 2.1.2.

         1.1.77. "Taxes" shall mean all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Closing Date.

         1.1.78. "Tax Returns" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

         1.1.79. "TLC 10-K" shall have the meaning set forth in Section 5.8.1

         1.1.80. "TLC Benefit Arrangement" shall have the meaning set forth in
         Section 5.18.7.

         1.1.81. "TLC Board" shall mean the Board of Directors of TLC.

         1.1.82. "TLC Common Shares" shall have the meaning set forth in Section 2.2.2.

         1.1.83. "TLC Disclosure Documents" shall have the meaning set forth in section 5.7.1.

         1.1.84. "TLC Disclosure Letter" means that certain letter dated as of August 25, 2001 and delivered by TLC to LVCI.

         1.1.85. "TLC Employee Plans" shall have the meaning set forth in
         Section 5.18.1.

         1.1.86. "TLC Facility" shall have the meaning set forth in Section
         5.29.

         1.1.87. "TLC Financial Statements" shall have the meaning set forth in
         Section 5.8.2.

         1.1.88. "TLC Intellectual Property Rights" shall have the meaning set forth in Section 5.17.1.

         1.1.89. "TLC Material Adverse Change" means any change, either individually or in the aggregate, that is materially adverse to the business, financial condition or results of operations of TLC and its Subsidiaries taken as a whole.

         1.1.90. "TLC Material Adverse Effect" means any effect, either individually or in the aggregate, that is materially adverse to the business, financial condition or results of operations of TLC and its Subsidiaries taken as a whole.

         1.1.91. "TLC Material Contract" shall have the meaning set forth in
         Section 5.13.

         1.1.92. "TLC Rights" shall have the meaning set forth in Section 5.5.1.

         1.1.93. "TLC Rights Plan" shall have the meaning set forth in Section 5.5.1.

         1.1.94. "TLC SEC Filings" shall have the meaning set forth in Section 5.8.1.

         1.1.95. "TLC Securities" shall have the meaning set forth in Section 5.5.1.

         1.1.96. "TLC Stock Option Plan" means the TLC Amended and Restated Stock Option Plan incorporated by reference to Exhibit 4(a) to TLC's registration statement on Form S-8 filed with the SEC on December 31, 1997, as amended.

         1.1.97. "TLC Stockholder Meeting" shall have the meaning set forth in
         Section 5.25.

         1.1.98. "TLC Voting Debt" shall have the meaning set forth in Section 5.5.2.

         1.1.99. "TSE" shall mean The Toronto Stock Exchange.


1.2.     INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

         The division of this Agreement into Articles, Sections, and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article", "Section" or "Schedule" followed by a number and/or a letter refer to the specified Article, Section or Schedule of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.


1.3.     NUMBER, ETC.

         Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".


1.4.     DATE FOR ANY ACTION

         In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.


1.5.     ENTIRE AGREEMENT

         This Agreement and the agreements and other documents referred to herein constitute the entire agreement among the parties hereto pertaining to the terms of the Merger and the other transactions contemplated hereby and supersede all other prior agreements (including any term sheets and confidentiality agreements), understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the Merger and the other transactions contemplated by this Agreement.


1.6.     CURRENCY

         Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean U.S. dollars.

1.7.     KNOWLEDGE

         In this Agreement, references to "to the knowledge of" means the actual knowledge of any of the Executive Officers of LVCI or TLC, as the case may be, after reasonable inquiry, and such Executive Officers shall make such inquiry as is reasonable in the circumstances. For purposes of this Section 1.7, "Executive Officers" in the case of LVCI means the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer and the General Counsel, and in the case of TLC means the Chief Executive Officer, the President and



Chief Operating Officer, the Acting Chief Financial Officer, any permanently appointed Chief Financial Officer and the General Counsel.


                                   ARTICLE 2.

                                   THE MERGER


2.1.     THE MERGER

         2.1.1. Immediately prior to the Effective Time, TLC shall contribute the Merger Consideration to Merger Subsidiary in exchange for common stock of Merger Subsidiary (the "Merger Subsidiary Common Shares").

         2.1.2. At the Effective Time, Merger Subsidiary shall be merged with and into LVCI in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and LVCI shall survive and continue to exist as a Delaware corporation (the "Surviving Corporation").

         2.1.3. As soon as practicable and in any event no later than the later of (a) the last day of the month and (b) five Business Days after satisfaction (or, to the extent permitted hereunder, waiver) of all conditions to the Merger, LVCI and Merger Subsidiary will cause to be filed a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Law in connection with the Merger. The Closing of the Merger will take place at the offices of Torys, Suite 3000, Maritime Life Tower, Box 270, TD Centre, Toronto, Ontario, M5K 1N2, or such other place as the parties may agree. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time"). The date of the Closing is referred to herein as the "Closing Date".

         2.1.4. The Merger shall have the effects prescribed by Delaware Law. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the assets (except for the Merger Consideration which the LVCI stockholders and others are entitled to receive), rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of LVCI and Merger Subsidiary, all as provided under Delaware Law.

2.2.     EFFECT OF MERGER

         Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

         2.2.1. each issued and outstanding share of Merger Subsidiary Common Shares shall be converted into and become one fully-paid and non-assessable share of common stock of the Surviving Corporation;

         2.2.2. each share of common stock of LVCI ("LVCI Common Shares") outstanding immediately prior to the Effective Time (other than (i) LVCI Common Shares held by LVCI and (ii) LVCI Common Shares held by TLC or Merger Subsidiary) shall be converted into the right to receive 0.95 (the "Conversion Number") of a fully paid and non-assessable common share of TLC (a "TLC Common Share", which term shall also include the associated TLC Rights). The Conversion Number shall be subject to adjustment as provided in Section 2.4. The TLC Common Shares to be received pursuant to this Section 2.2.2 are referred to herein as the "Merger Consideration"; and

         2.2.3. each LVCI Common Share held by LVCI, TLC or Merger Subsidiary shall be cancelled and extinguished without any consideration therefor.


2.3.     SURRENDER AND PAYMENT

         2.3.1. Prior to the Effective Time, TLC shall appoint an agent reasonably acceptable to LVCI (the "Exchange Agent") for the purpose of exchanging certificates representing LVCI Common Shares ("Old Certificates"). As of the Effective Time, Merger Subsidiary shall deposit with the Exchange Agent for the benefit of the holders of LVCI Common Shares for exchange in accordance with this Section 2.3, through the Exchange Agent, certificates representing the TLC Common Shares issuable pursuant to Section 2.2 in exchange for outstanding LVCI Common Shares ("New Certificates").

         2.3.2. Promptly after the Effective Time, TLC will send, or will cause the Exchange Agent to send, to each holder of LVCI Common Shares at the Effective Time a letter of transmittal reasonably acceptable to LVCI for use in exchanging such holder's Old Certificates for the New Certificates (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent).

         2.3.3. Each holder of LVCI Common Shares that have been converted into a right to receive TLC Common Shares, upon surrender to the Exchange Agent of Old Certificates, together with a properly completed letter of transmittal covering such Old Certificates, shall receive in exchange therefor (a) that number of whole TLC Common Shares which such holder has the right to receive pursuant to Section 2.2; (b) cash in lieu of fractional shares pursuant to Section 2.5; and (c) any dividends or distributions the payout date for which shall have occurred, and the Old Certificates so surrendered shall be cancelled. Until so surrendered, each Old Certificate shall, after the Effective Time, represent for all purposes, only the right to receive upon such surrender the New Certificates representing TLC Common Shares, cash in lieu of any fractional TLC Common Shares as contemplated by this
         Section 2.3 and Section 2.5 and any dividends or distributions.

         2.3.4. If any TLC Common Shares are to be issued to a Person other than the registered holder of the LVCI Common Shares represented by the Old Certificates surrendered in exchange therefor, it shall be a condition to such issuance that the Old Certificates shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Exchange Agent any transfer tax or other taxes required as a result of such issuance to a Person other than the registered holder of such LVCI Common Shares or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         2.3.5. At the Effective Time, holders of LVCI Common Shares shall cease to be, and shall have no rights as, stockholders of LVCI, other than the right to receive any dividend or other distribution with respect to such LVCI Common Shares with a record date occurring prior to the Effective Time and the consideration provided under this Article 2. After the Effective Time, there shall be no further registration of transfers of LVCI Common Shares. If, after the Effective Time, Old Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for New Certificates as provided for, and in accordance with the procedures set forth, in this Article 2.

         2.3.6. Any New Certificates made available to the Exchange Agent pursuant to Section 2.3.1 that remain unclaimed by the holders of LVCI Common Shares six months after the Effective Time shall be returned to TLC, upon demand, and any such holder who has not exchanged his or her LVCI Common Shares in accordance with this Section 2.3 prior to that time shall thereafter look only to TLC to exchange such LVCI Common Shares. Notwithstanding the foregoing, the Surviving Corporation and TLC shall not be liable to any holder of LVCI Common Shares for any amount paid, or any TLC Common Shares delivered to a public official pursuant to applicable abandoned property Laws. Any TLC Common Shares or amounts remaining unclaimed by holders of LVCI Common Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable Law, become the property of TLC free and clear of any claims or interest of any Person previously entitled thereto.

         2.3.7. No dividends or other distributions on TLC Common Shares shall be paid to the holder of any unsurrendered Old Certificates until such Old Certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the Person in whose name the New Certificates representing the TLC Common Shares into which such shares were converted are registered, all dividends and other distributions paid in respect of such TLC Common Shares on a date subsequent to, and in respect of a record date after, the Effective Time.

         2.3.8. If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such reasonable amount as TLC may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Old Certificate, TLC shall, in exchange for such lost, stolen or destroyed Old Certificate, deliver or cause the Exchange Agent to deliver a New Certificate in respect thereof pursuant to this Section 2.3.

2.4.     ADJUSTMENTS

         If, at any time during the period between the date of this Agreement and the Effective Time, the outstanding TLC Common Shares or LVCI Common Shares are changed into a different number of shares, by reason of any reclassification, recapitalization, stock split or combination, reverse stock split, consolidation, exchange or readjustment of shares, stock dividend or similar transaction with a record date (or where there is no record date, effective date) during such period, the Conversion Number shall be appropriately adjusted.


2.5.     FRACTIONAL SHARES

         No fractional TLC Common Shares shall be issued in the Merger. All fractional TLC Common Shares that a holder of LVCI Common Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount (in U.S. dollars) in cash (without interest) determined by multiplying the Average TLC Trading Price by the fraction of a TLC Common Share to which such holder would otherwise have been entitled. Alternatively, the Surviving Corporation shall have the option of instructing the Exchange Agent to aggregate all fractional TLC Common Shares, sell such shares in the public market and distribute to holders of LVCI Common Shares a pro rata portion of the proceeds of such sale. No such cash in lieu of fractional TLC Common Shares shall be paid to any holder of LVCI Common Shares until Old Certificates are surrendered and exchanged in accordance with Section 2.3.


                                   ARTICLE 3.
                            THE SURVIVING CORPORATION


3.1.     CERTIFICATE OF INCORPORATION

         Effective immediately following the Merger, the certificate of incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law; provided, however, that the certificate of incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is Laser Vision Centers, Inc."

3.2.     BYLAWS

         Effective immediately following the Merger, the bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.


3.3.     DIRECTORS AND OFFICERS

         From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.


                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF LVCI

         LVCI represents and warrants to TLC and Merger Subsidiary that, and acknowledges that TLC and Merger Subsidiary are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:


4.1.     CORPORATE EXISTENCE AND POWER

         LVCI and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect. LVCI has heretofore delivered or made available to TLC true and complete copies of the certificate of incorporation and bylaws or other constating documents as currently in effect for LVCI and each of its Subsidiaries.


4.2.     CORPORATE AUTHORIZATION

         LVCI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by LVCI of this Agreement and the consummation of the Merger by LVCI are within LVCI's corporate powers and, except for any required approval by LVCI's stockholders in connection with the Merger, have been duly authorized by all necessary corporate action on the part of LVCI. This Agreement has been duly executed and delivered by LVCI and constitutes a valid and binding obligation of LVCI.

4.3.     GOVERNMENTAL AUTHORIZATION

         The execution, delivery and performance by LVCI of this Agreement and the consummation of the Merger by LVCI require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with Delaware Law and (ii) compliance with applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the Exchange Act, except where the failure of any action to be taken by any Governmental Authority or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect or prevent consummation of the Merger or the transactions contemplated hereby.

4.4.     NON-CONTRAVENTION

         Except as disclosed in the LVCI Disclosure Letter, the execution, delivery and performance by LVCI of this Agreement and the consummation of the Merger by LVCI do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of LVCI, (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to LVCI or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of LVCI or any of its Subsidiaries or to a loss of any benefit to which LVCI or any of its Subsidiaries is entitled under any provision of any LVCI Material Contract or other material agreement or other instrument binding upon LVCI or any of its Subsidiaries or any license, franchise, Permit or other similar authorization held by LVCI or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any material asset of LVCI or any of its Subsidiaries, except for any occurrences or results referred to in clauses (ii), (iii) and (iv) which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect or prevent consummation of the transactions contemplated hereby.


4.5.     CAPITALIZATION

         4.5.1. The entire authorized capital stock of LVCI consists of (i) 50,000,000 shares of common stock and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, issuable in series ("LVCI Preferred Shares"). As of August 23, 2001, there were outstanding: (a) 25,888,487 LVCI Common Shares, (b) no LVCI Preferred Shares, (c) options to purchase an aggregate of 7,779,490 LVCI Common Shares, at the exercise prices and in the amounts listed in the LVCI Disclosure Letter, of which 687,675 were granted under the LVCI 1990 Incentive Stock Option Plan, 382,835 were granted under the LVCI 1990 Non-Qualified Stock Option Plan and 1,790,462 were granted under the LVCI 2000 Incentive Stock Plan, and (d) warrants to purchase an aggregate of 3,758,518 LVCI Common Shares to other Persons pursuant to the LVCI 1994 Non-Qualified Warrant Plan, at the exercise prices and in the amounts listed in the LVCI Disclosure Letter (the items in (c) and (d) being referred to collectively as the "LVCI Stock Options"). In addition, an aggregate of 975,750 LVCI Common Shares have been reserved for issuance under LVCI's equity based incentive plans and an aggregate of

         2,201,200 LVCI Common Shares have been reserved as consideration for acquisitions previously disclosed in the LVCI SEC Filings. All outstanding shares of capital stock of LVCI have been duly authorized and validly issued and are fully paid and non-assessable and free of pre-emptive rights. Except as set forth in this Section 4.5.1 or the LVCI Disclosure Letter, there are outstanding as of the date hereof (i) no shares of capital stock or other voting securities of LVCI, (ii) no securities of LVCI convertible into or exchangeable for shares of capital stock or voting securities of LVCI and (iii) no options, warrants or other rights to acquire from LVCI, and, no obligation of LVCI to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of LVCI (the items in clauses (i), (ii) and (iii) being referred to collectively as the "LVCI Securities"). Except as disclosed in the LVCI Disclosure Letter, between the date hereof and the Effective Time, no LVCI Securities will be issued. Except as set forth in the LVCI Disclosure Letter, LVCI has not issued, granted or awarded any phantom stock, stock appreciation rights, or any similar instruments to any Person. There are no outstanding obligations of LVCI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any LVCI Securities.

         4.5.2. No bonds, debentures, notes or other evidences of indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ("LVCI Voting Debt") that were issued by LVCI are outstanding. Except as set forth in this Section 4.5 and the LVCI Disclosure Letter, there are outstanding (A) no shares of capital stock, LVCI Voting Debt or other voting securities of LVCI, (B) no securities of LVCI or any Subsidiary of LVCI convertible into or exchangeable for shares of capital stock, LVCI Voting Debt or other voting securities of LVCI or any Subsidiary of LVCI, and (C) no options, warrants, calls, rights (including pre-emptive rights), commitments or agreements pursuant to which LVCI or any Subsidiary of LVCI is obligated to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any LVCI Voting Debt or other voting securities of LVCI or of any Subsidiary of LVCI or obligating LVCI or any Subsidiary of LVCI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, except in the case of Subsidiaries where such event would not be or would not reasonably be expected to be an LVCI Material Adverse Change.

         4.5.3. Except as disclosed in the LVCI Disclosure Letter, there are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which LVCI is a party or by which it is bound relating to the voting of any shares of the capital stock of LVCI which will limit in any way the granting of proxies by or on behalf of or from, or the casting of votes by, LVCI stockholders with respect to the Merger.


4.6.     SUBSIDIARIES

         4.6.1. LVCI has provided to TLC the name and jurisdiction of incorporation or organization of each Subsidiary of LVCI. Except as disclosed in the LVCI Disclosure

         Letter, all of the issued and outstanding shares of capital stock of each Subsidiary of LVCI have been duly authorized and validly issued and are fully paid and non-assessable and are owned by LVCI.


         4.6.2. Except as disclosed in the LVCI Disclosure Letter, all of the outstanding capital stock or other ownership interests, as applicable, of each Subsidiary of LVCI which is owned by LVCI, directly or indirectly, is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, as applicable, but excluding rights of first refusal among share or equity holders of the Subsidiary). There are no outstanding obligations of LVCI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities in any LVCI Subsidiary.


         4.6.3. Except for shares of the Subsidiaries of LVCI and as disclosed in the LVCI Disclosure Letter, LVCI does not own, directly or indirectly, any shares of stock or other equity or long term debt securities of any corporation or have any equity interest in any Person.


4.7.     SEC FILINGS AND FINANCIAL STATEMENTS

         4.7.1. LVCI has delivered or made available to TLC: (i) its annual report on Form 10-K for the fiscal year ended April 30, 2001 (the "LVCI 10-K"), (ii) its current reports on Form 8-K dated January 12, 2001, June 14, 2001 and August 9, 2001, (iii) its proxy statement relating to the annual meeting of stockholders held on November 10, 2000, and (iv) all of its other reports, statements, schedules and registration statements filed by LVCI with the SEC since July 1, 1998 and, in each case, all materials incorporated therein by reference or filed therewith as exhibits (the filings referred to in clauses (i) through (iv) above and the materials referred to above, in each case delivered or made available to TLC prior to the date hereof, being hereinafter referred to as the "LVCI SEC Filings").

         4.7.2. As of its filing or amendment date or with respect to any proxy statements included in the LVCI SEC Filings, as of the date it was first mailed to LVCI stockholders, each such report or statement filed pursuant to the Exchange Act complied as to form and content in all material respects with the requirements of the Exchange Act, except as disclosed in the LVCI Disclosure Letter, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         4.7.3. Each such registration statement and any amendment thereto filed pursuant to the Securities Act included in the LVCI SEC Filings, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

         4.7.4. The financial statements of LVCI, including the notes thereto, included in the LVCI SEC Filings (the "LVCI Financial Statements") complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Authorities and the SEC with respect thereto as of their respective filing dates, and have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements included in quarterly reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The LVCI Financial Statements present fairly the consolidated financial position and results of operations of LVCI and its Subsidiaries at the dates presented, subject to year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of LVCI and its Subsidiaries on a consolidated basis. There has been no change in LVCI accounting policies, except as described in the notes to the LVCI Financial Statements, since July 1, 1998.


         4.7.5. All documents that LVCI is responsible for filing with NASDAQ or any Governmental Authority in connection with the Merger will comply as to form and content in all material respects with the applicable provisions of the Securities Act, the Exchange Act and Exchange Filing Requirements.


4.8.     JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT

         None of the information supplied by LVCI for inclusion in (a) the joint proxy statement relating to the LVCI Stockholder Meeting and the TLC Stockholder Meeting (also constituting the prospectus in respect of TLC Common Shares to be exchanged for LVCI Common Shares in the Merger) (the "Joint Proxy Statement/Prospectus"), to be filed by LVCI and TLC with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement on Form S-4 (the "Registration Statement") to be filed by TLC with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Joint Proxy Statement/Prospectus, at the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of LVCI and of TLC, at the time of the LVCI Stockholder Meeting and the TLC Stockholder Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All documents that LVCI is responsible for filing with the SEC in connection with the Merger will comply in all material respects with the applicable provisions of the Exchange Act, the Securities Act and state securities Laws.


4.9.     ABSENCE OF CERTAIN CHANGES

         Except as contemplated hereby or as described or provided for in any LVCI SEC Filing or as disclosed in the LVCI Disclosure Letter, since April 30, 2001, LVCI and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been:

         4.9.1. any event, occurrence or development or state of circumstances or facts, which affects or relates to LVCI or any of its Subsidiaries which has had or would reasonably be expected to have an LVCI Material Adverse Effect;

         4.9.2. any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of LVCI, or any repurchase, redemption or other acquisition by LVCI or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, LVCI or any of its Subsidiaries;

         4.9.3. any amendment of any term of any outstanding security of LVCI or any of its Subsidiaries;

         4.9.4. any claim or threatened claim against LVCI or one or more of its Subsidiaries in respect of one or more LVCI Material Contracts where the Liability of LVCI or one or more of its Subsidiaries exceeds, or could reasonably be expected to exceed, individually or in the aggregate, $1,000,000;

         4.9.5. any material sale, lease or other disposition of any of the assets of LVCI or any of its Subsidiaries, other than assets sold, leased or otherwise disposed of in the ordinary course of business consistent with past practices which would not, in the aggregate, have or reasonably be expected to have an LVCI Material Adverse Effect;

         4.9.6. any material purchase or lease of any assets by LVCI or any of its Subsidiaries, other than assets purchased or leased in the ordinary course of business consistent with past practices;

         4.9.7. any change in any method of accounting or accounting practices by LVCI or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or to conform a Subsidiary's accounting policies and practices to those of LVCI;

         4.9.8. except for contractual obligations existing on the date hereof, any (i) grant of any severance or termination pay to any director, officer or employee of LVCI (other than as disclosed in the LVCI Disclosure Letter), (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of LVCI or any of its Subsidiaries except in the ordinary course of business consistent with past practices with persons who are not executive officers, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of LVCI or any of its Subsidiaries, other than in the ordinary course of business consistent with past practices or (v) acceleration of the exercisability or vesting of any options, as the case may be;

         4.9.9. any actual or, to the knowledge of LVCI, threatened suspension or cancellation of any Permit held by LVCI or any Subsidiary other than those the suspension or cancellation of which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect;

         4.9.10. to the knowledge of LVCI, any change in any federal or state Law applicable to LVCI or any of its Subsidiaries or in the interpretation or application thereof, which individually or in the aggregate has had or would reasonably be expected to have an LVCI Material Adverse Effect;

         4.9.11. to the knowledge of LVCI, any Action brought against or threatened against LVCI or any of its Subsidiaries by any Governmental Authority which has had or would reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect;

         4.9.12. to the knowledge of LVCI, any Action, brought or threatened by any Governmental Authority which has had or would reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect; or

         4.9.13. any agreement or commitment by LVCI or any of its Subsidiaries to take any action described in Section 4.9.


4.10.    NO UNDISCLOSED MATERIAL LIABILITIES

         Except as disclosed in the LVCI Disclosure Letter or as disclosed in any LVCI SEC Filing, (i) there are no Liabilities of LVCI or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and (ii) there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have an LVCI Material Adverse Effect, other than in the case of either (i) or (ii):

         4.10.1. Liabilities disclosed or provided for in LVCI's audited consolidated balance sheet dated as of April 30, 2001 included in the LVCI 10-K;

         4.10.2. Liabilities incurred in the ordinary course of business consistent with past practices since April 30, 2001, which in the aggregate are not material to LVCI and its Subsidiaries taken as a whole; and

         4.10.3. Liabilities under this Agreement.


4.11.    PERSONAL PROPERTY

         4.11.1. Subject to Permitted Liens, except as set forth in the LVCI Disclosure Letter, LVCI or its Subsidiaries have marketable and indefeasible title to all personal property owned by LVCI or its Subsidiaries and used in the conduct of their business, other than (A) property that has been disposed of in the ordinary course of business, and

         (B) property that has been disposed of in transactions disclosed to TLC in the LVCI Disclosure Letter, except for property where the failure to have such marketable and indefeasible title would not, individually or in the aggregate, have or reasonably be expected to have an LVCI Material Adverse Effect.

         4.11.2. Except as disclosed in the LVCI Disclosure Letter, (i) to the knowledge of LVCI, all of the leases of leased personal property used in the business conducted by LVCI and its Subsidiaries are valid and binding and in full force and effect and (ii) there has been no material breach of any such lease by LVCI or its Subsidiaries or, to the knowledge of LVCI, any other Person, which breach has not been cured or waived except for any breaches of leases the absence of which would not have or reasonably be expected to have an LVCI Material Adverse Effect.


4.12.    ACCOUNTS RECEIVABLE

         Except as disclosed in the LVCI Disclosure Letter, all Accounts Receivable of LVCI and its Subsidiaries reflected on the balance sheet included in the LVCI 10-K as of April 30, 2001 and all Accounts Receivable of LVCI and its Subsidiaries generated after April 30, 2001 that are reflected in the accounting records of LVCI and its Subsidiaries as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed or billed for in the ordinary course of business, except to the extent reflected in the allowances for doubtful accounts in the LVCI Financial Statements. In the reasonable judgement of management of LVCI, all Accounts Receivable not paid prior to the Closing Date are current and collectible in the ordinary course of business, except to the extent reflected in the allowances for doubtful accounts in the LVCI Financial Statements. The allowances for doubtful accounts reflected in the LVCI Financial Statements have been determined consistent with past practices and in accordance with GAAP. Except as set forth in the LVCI Disclosure Letter or as would not otherwise have or reasonably be expected to have an LVCI Material Adverse Effect, LVCI and its Subsidiaries have good and valid title to the Accounts Receivable free and clear of all Liens except Permitted Liens.


4.13.    CONTRACTS

         Except for (i) purchase orders, invoices, confirmations and similar documents involving the purchase or sale of goods or services for less than $1,000,000 over a period of 12 months or less, (ii) leases of personal property,
(iii) LVCI Benefit Arrangements, and (iv) contracts relating to intercompany obligations, the following contracts (A) to which LVCI or any of its Subsidiaries is a party or (B) by which any of the assets of LVCI or any of its Subsidiaries are bound are "LVCI Material Contracts": (1) contracts which individually or in the aggregate pertain to the borrowing of money in amounts in excess of $1,000,000; (2) contracts creating Liens other than Permitted Liens;
(3) contracts creating guarantees in amounts that, individually or in the aggregate, exceed $1,000,000; (4) contracts relating to material employment or consulting services; (5) contracts relating to any single capital expenditure by LVCI or any of its Subsidiaries in excess of $1,000,000 or aggregate capital expenditures in excess of $5,000,000; (6) contracts for the purchase or sale of real property, any business or line of business or for any merger or consolidation; (7) joint venture or partnership agreements; (8) contracts that individually require by their respective terms after the date hereof the payment or receipt of $1,000,000 or more; (9) any agreement involving derivatives, hedging or futures under which the obligations of LVCI or any of its Subsidiaries could reasonably be expected to exceed $1,000,000; (10) any contract that limits the freedom of LVCI or its Subsidiaries to compete in any line of business or to conduct business in any geographic location; and (11) any contract for the purchase or sale of all or substantially all of the assets or stock of any company or operating division. To the knowledge of LVCI, all LVCI Material Contracts are valid and binding and in full force and effect. Except as disclosed in the LVCI Disclosure Letter, there has been no material breach of any contract by LVCI or its Subsidiaries or, to the knowledge of LVCI, any other Person, which breach has not been cured or waived. LVCI has made available to TLC true and complete copies of the LVCI Material Contracts.


4.14.    LITIGATION

         Except as described in any LVCI SEC Filing or as disclosed in the LVCI Disclosure Letter, there is no Action pending against, or to the knowledge of LVCI, threatened against LVCI or any of its Subsidiaries or any of their respective assets that is not covered by insurance. Those Actions that are pending against, or are, to the knowledge of LVCI, threatened against LVCI or any of its Subsidiaries or any of their respective assets would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect. Neither LVCI nor any of its Subsidiaries is in violation of any Order.


4.15.    TAXES

         4.15.1. LVCI and its Subsidiaries have timely filed all Tax Returns required to be filed with any tax authority when due in accordance with all applicable Laws except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect, and such Tax Returns are complete and correct;

         4.15.2. Except as disclosed in the LVCI SEC Filings, no deficiency in payment of any Taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof except for deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect;

         4.15.3. LVCI is not liable and it is not reasonably likely that LVCI will be liable for any Taxes not heretofore paid or reserved against in LVCI's April 30, 2001 financial statements except those incurred in the ordinary course of business consistent with past practices, or which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect;

         4.15.4. There are no Actions now pending or made or, to the knowledge of LVCI, threatened against LVCI in respect of any Taxes, except as would not have or reasonably be expected to have an LVCI Material Adverse Effect. Neither LVCI nor any Subsidiary has received any written notification that any material issues have been raised (and are currently pending) by the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any Tax Returns;

         4.15.5. There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Tax Return or other document or the payment of any Taxes by LVCI or the period for any assessment or reassessment of Taxes; and

         4.15.6. LVCI has withheld from each amount paid by LVCI, or otherwise collected, or credited to any person the amount of Taxes required to be withheld therefrom and has remitted such Taxes to the proper tax or other Governmental Authorities within the time required under applicable Laws.


4.16.    TAX FREE MERGER

         4.16.1. Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the net assets, and at least 70 percent of the fair market value of the gross assets, held by LVCI prior to the Merger. For purposes of this representation, amounts used by LVCI to pay reorganization expenses and all redemptions, distributions and payments, in cash or property, made by LVCI in connection with the Merger shall be included as assets of LVCI prior to the Merger.

         4.16.2. LVCI has no plan or intention to issue additional shares of its stock that would result in TLC losing control of LVCI within the meaning of Section 368(c) of the Code. At the time of the Merger, LVCI will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any Person could acquire stock in LVCI that, if exercised or converted, would affect TLC's acquisition or retention of such control.

         4.16.3. There is no intercorporate indebtedness existing between TLC and LVCI or between Merger Subsidiary and LVCI.

         4.16.4. LVCI is not an investment company as such term is defined in
         Section 368(a)(2)(F)(iii) and (iv) of the Code.

         4.16.5. LVCI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         4.16.6. On the date of the Merger, the fair market value of the assets of LVCI will exceed the sum of LVCI's liabilities plus the amount of liabilities, if any, to which the assets are subject.

         4.16.7. LVCI agrees to treat the Merger as a Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. LVCI has not knowingly taken any action that would jeopardize the qualification of the Merger as a Reorganization. During the period from the date of this Agreement through the Effective Time, unless all parties hereto shall otherwise agree in writing, LVCI shall not knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a Reorganization. LVCI shall cause one or more of its responsible officers to execute and deliver certificates to confirm the accuracy of certain relevant facts as may be reasonably requested by counsel in connection with the preparation and delivery of the tax opinion described in Section 9.1.8.


4.17.    INTELLECTUAL PROPERTY

         4.17.1. LVCI and its Subsidiaries own or are licensed to use all Intellectual Property Rights currently used in the business of LVCI or its Subsidiaries or necessary to conduct the business of LVCI and its Subsidiaries as currently conducted (the "LVCI Intellectual Property Rights") other than as would not have or reasonably be expected to have an LVCI Material Adverse Effect.

         4.17.2. Except as set forth in the LVCI Disclosure Letter, LVCI and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the use of the LVCI Intellectual Property Rights.

         4.17.3. LVCI and its Subsidiaries have good and valid title to all LVCI Intellectual Property Rights owned by any of them and valid and enforceable license rights to all LVCI Intellectual Property Rights used under license, free and clear, to the knowledge of LVCI, of all Liens, and other than as set forth in the LVCI Disclosure Letter, to the knowledge of LVCI, all LVCI Intellectual Property Rights are in full force and effect and will remain in full force and effect immediately following the Effective Time other than as would not have or reasonably be expected to have an LVCI Material Adverse Effect.

         4.17.4. Except as disclosed in the LVCI SEC Filings, neither LVCI nor any of its Subsidiaries: (A) has been notified or is otherwise aware of any actual or threatened adverse proceeding of any Person pertaining to any challenge to the scope, validity or enforceability of, or LVCI's ownership of, any of the LVCI Intellectual Property Rights; (B) is the subject of any claim of infringement or misappropriation by LVCI or any of its Subsidiaries of any third party Intellectual Property Rights; or
         (C) has any claim for infringement or misappropriation of, or breach of any license or agreement involving, any of the LVCI Intellectual Property Rights.


4.18.    EMPLOYEE BENEFIT PLANS

         4.18.1. "LVCI Employee Plans" shall mean each "employee benefit plan", as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by LVCI or any affiliate and covers any employee or former employee of LVCI or any affiliate or under which LVCI or any affiliate has any Liability. The LVCI Disclosure Letter contains a complete and correct list of each Employee Plan. With respect to each LVCI Employee Plan, true and complete copies have been made available to TLC of: (i) the plan document or agreement or, with respect to any LVCI Employee Plan that is not in writing, a written description of the terms thereof; (ii) the trust agreement, insurance contract or other documentation of any related funding arrangement; (iii) the summary plan description; (iv) the most recent required Internal Revenue Service Form 5500, including all schedules thereto; (v) any material communication to or from any Governmental Authority, including a written description of any material oral communication; and (vi) all amendments or modifications to any such document. For purposes of this
         Section 4.18.1, "affiliate" of any Person means other Person which, together with such Person, would be treated as a single employer under
         Section 414 of the Code.

         4.18.2. No LVCI Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

         4.18.3. No LVCI Employee Plan or LVCI Benefit Arrangement constitutes a "multi-employer plan", as defined in Section 3(37) of ERISA, and no LVCI Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No LVCI Employee Plan is subject to Title IV of ERISA. Neither LVCI nor any of its affiliates has incurred, nor has reason to expect to incur, any Liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect.

         4.18.4. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any LVCI Employee Plan has or will make LVCI or any of its Subsidiaries or any officer or director of LVCI or any of its Subsidiaries subject to any Liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that would have, or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect.

         4.18.5. Each LVCI Employee Plan which is intended to be qualified under
         Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code, and each LVCI Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, Orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such LVCI Employee Plan.

         4.18.6. Except as disclosed in the LVCI Disclosure Letter, there is no contract, agreement, plan or arrangement covering any employee or former employee of LVCI or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

         4.18.7. "LVCI Benefit Arrangement" shall mean each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, stock option, stock purchase, stock appreciation or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, health or medical insurance or other benefits, but excluding any health, medical, pension or other benefit plan that is provided to employees by a Governmental Authority) which (i) is not an LVCI Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by LVCI or any of its affiliates and (iii) covers any employee or former employee of LVCI or any of its affiliates. Copies or descriptions of the LVCI Benefit Arrangements have been made available to TLC. Each LVCI Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such LVCI Benefit Arrangement.

         4.18.8. Except as disclosed in the LVCI Disclosure Letter, the transactions contemplated hereby will not result in any Liability for severance pay to any employee or accelerate the exercisability or vesting of any LVCI options, warrants, stock appreciation rights, phantom stock awards or any similar instruments as the case may be, nor will any employee be entitled to any payment solely by reason of such transactions.

         4.18.9. All contributions required to be made to trusts in connection with any LVCI Employee Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA) have been made in a timely manner in compliance with applicable law and regulations.

         4.18.10. Other than claims in the ordinary course for benefits with respect to LVCI Employee Plans or LVCI Benefit Arrangements, there are no Actions (including claims for Taxes, interest, penalties or fines) pending with respect to any LVCI Employee Plan or LVCI Benefit Arrangement, or any circumstances which might give rise to any such Action (including claims for any Taxes, interest, penalties or fines).

         4.18.11. All reports, returns and similar documents with respect to the LVCI Employee Plans or LVCI Benefit Arrangements required to be filed with any Governmental Authority have been so filed by the due date for such filings.

         4.18.12. LVCI does not provide, nor has it made any current or past commitment to provide, post-retirement health or medical benefits for retired employees of LVCI or its Subsidiaries, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. LVCI has substantially complied with the notice and continuation requirements of Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder.

         4.18.13. There has been no amendment to, written interpretation or announcement (whether or not written) by LVCI or any of its Affiliates relating to, or change in employee participation or coverage under, any LVCI Employee Plan or LVCI Benefit Arrangement which in the aggregate would increase the per employee expense of maintaining such LVCI Employee Plan or LVCI Benefit Arrangement above the level of the expense incurred on a per employee basis in respect thereof for the fiscal year ended on April 30, 2001 except to the extent, with respect to all employees, that such increase results from premium increases in the normal course or as would not have, or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect.

4.19.    ENVIRONMENTAL MATTERS

         All operations of LVCI and its Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws. Except as LVCI has publicly disclosed in documents filed with the SEC since July 1, 1998, LVCI is not aware that it or any Subsidiary is subject to:

         4.19.1. any Action which relates to environmental, health or safety matters or any investigation or evaluation concerning environmental, health or safety matters; or

         4.19.2. any demand or notice with respect to the breach of, or Liability under, any Environmental Laws and LVCI is not aware of facts or circumstances that could reasonably be expected to result in any such Action to which it or any Subsidiary would be subject and which could reasonably be expected to result in an LVCI Material Adverse Effect.

4.20.    EMPLOYEES

         4.20.1. There is no collective bargaining or other labour union agreement applicable to any employees of LVCI or any of its Subsidiaries. Neither LVCI nor any of its Subsidiaries are required to recognize any labour union or employee association representing its employees or any agent having bargaining rights for its employees and neither LVCI nor any of its Subsidiaries have any knowledge, after appropriate enquiry, of any threatened attempts to organize or establish any labour union or employee association with respect to its employee. No material work stoppage or material labour dispute against LVCI or any of its Subsidiaries in connection with their businesses is pending or, to the knowledge of LVCI, threatened and, to the knowledge of LVCI, there is no related organizational activity by any employees of LVCI or any of its Subsidiaries. Neither LVCI nor any of its Subsidiaries has, except as set forth in the LVCI Disclosure Letter, received any written notice of any material unfair labour practice in connection with the business, and no such complaints are pending before the National Labor Relations Board or other similar Governmental Authority.

         4.20.2. LVCI has complied in all material respects with all Laws applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. There are no outstanding charges or complaints against LVCI relating to unfair labour practices or discrimination or under any legislation relating to employees. LVCI has paid in full all material amounts owing under applicable occupational health and safety legislation, and to the knowledge of LVCI, there are no circumstances that would permit a penalty assessment under such legislation. There are no Orders requiring LVCI to comply outstanding under applicable occupational health and safety legislation, except where such Order would not have or reasonably be expected to have an LVCI Material Adverse Effect.


4.21.    NON-ARM'S LENGTH TRANSACTIONS

         4.21.1. None of LVCI or its Subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or stockholder of such company or any Person not dealing with it at arm's length or any Affiliate of the foregoing, except as disclosed in the LVCI Disclosure Letter and except for usual compensation paid in the ordinary course of business consistent with past practices.

         4.21.2. Except as disclosed in the LVCI Disclosure Letter and except for contracts made solely between LVCI and its Subsidiaries and except for consulting contracts or contracts of employment, none of LVCI or its Subsidiaries is a party to any contract with any officer, director, employee or shareholder of such company or any Person not dealing with it at arm's length or any Affiliate of any of the foregoing.


4.22.    CANADIAN COMPETITION ACT

         The aggregate value of the assets in Canada of LVCI and its Subsidiaries, determined in accordance with the Competition Act (Canada), does not exceed $35 million Canadian dollars. The aggregate gross annual revenues from sales in or from Canada generated by those assets, determined in accordance with the Competition Act (Canada), does not exceed $35 million Canadian dollars.


4.23.    COMPLIANCE WITH LAWS

         Except as described or provided for in any LVCI SEC Filing or as disclosed in the LVCI Disclosure Letter, neither LVCI nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any Laws, other than violations which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect. Except as described or provided for in any LVCI SEC Filing or as disclosed in the LVCI Disclosure Letter, LVCI and its Subsidiaries have obtained and maintain in effect all Permits, accreditations, approvals, and consents (collectively, the "Licenses") required by any Governmental Authority to properly and legally operate or conduct the businesses in which LVCI and its Subsidiaries are engaged, other than those Licenses the absence of which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect. Except as described or provided for in any LVCI SEC Filing or as disclosed in the LVCI Disclosure Letter, LVCI is not in default or in violation of the terms of any of the Licenses and none of the Licenses are subject to pending revocation or cancellation, other than with respect to Licenses, the loss of which would not have or reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect.

4.24.    FINDERS' FEES

         Except for Goldman, Sachs & Co. ("Goldman"), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of LVCI or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.


4.25.    OPINION OF FINANCIAL ADVISOR

         LVCI has received the opinion of Goldman to the effect that, as of the date of such opinion, the Conversion Number is fair to LVCI's stockholders from a financial point of view.


4.26.    VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding LVCI Common Shares is the only vote of the holders of any class or series of LVCI's capital stock necessary in order for LVCI to perform its obligations under this Agreement and consummate the transactions contemplated hereby.


4.27.    COMPLIANCE WITH HEALTH CARE REQUIREMENTS

         4.27.1. To the knowledge of LVCI, LVCI and each Subsidiary is, to the extent applicable to their operations, (i) eligible to receive payment under Titles XVIII and XIX of the Social Security Act, and (ii) in compliance with the conditions of participation in the Medicare and Medicaid programs, except where such inability in the case of item (i) or non-compliance in the case of item (ii) does not have and is not reasonably likely to have, individually or in the aggregate, an LVCI Material Adverse Effect.

         4.27.2. LVCI and each Subsidiary are not required to file cost reports and other claims and governmental filings with respect to Medicare and Medicaid programs.

         4.27.3. To the knowledge of LVCI, neither LVCI, its Subsidiaries, nor any of their current or former directors, officers, managers, agents, employees or other persons acting on behalf of them, has offered, paid, solicited or received any remuneration in order to obtain or maintain business, which offer, payment, solicitation, or receipt is in violation of Law, except where such violation does not have and is not likely to have, individually or in the aggregate, an LVCI Material Adverse Effect.


4.28.    MEDICARE PARTICIPATION/ACCREDITATION

         To the extent applicable to their operations, all health care facilities owned or operated by LVCI or any Subsidiary (each, an "LVCI Facility") have any required certificate of need and are in substantial compliance with the conditions of participation of such programs and certificate, except where the failure to be so certified, to have such agreements, or to be in such compliance does not have and is not reasonably likely to have, individually or in the aggregate, an LVCI Material Adverse Effect. Neither LVCI nor any Subsidiary has received notice from any Governmental Authority, fiscal intermediary, carrier or similar entity which enforces or administers the statutory or regulatory provisions in respect to any governmental health care program of any pending or threatened investigations, and to the knowledge of LVCI, no such investigations are pending, threatened or imminent, which will have or are reasonably expected to have, individually or in the aggregate, an LVCI Material Adverse Effect. All returns, cost reports and other filings made by LVCI or any Subsidiary with Medicare, Medicaid or any other governmental health care program or third party payor are complete and accurate except where the failure to be so complete and accurate is not reasonably likely to have, individually or in the aggregate, an LVCI Material Adverse Effect. No adjustment or disallowance in any such costs reports and other requests for payment, including adjustments or disallowances for late filings, has been made or, to the knowledge of LVCI, threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid or by any third party payor which individually or in the aggregate would have or reasonably be expected to have an LVCI Material Adverse Effect, and, to the knowledge of LVCI, there is no basis for any successful claims or requests for recovery of overpayments from any such agency, instrumentality, entity or third party payor except for any such claims or requests which are not reasonably likely to have, individually or in the aggregate, an LVCI Material Adverse Effect.


4.29.    EXCLUSION

         To the knowledge of LVCI, neither LVCI nor any Subsidiary employs or contracts with any person who has been excluded from participation in a Federal Health Care Program (as defined in 42 U.S.C. ss. 1320a-7b(f)) where such action could reasonably serve as a basis for LVCI's or any Subsidiary's suspension or exclusion from the Medicare or any state Medicaid program.

4.30.    FEDERAL HEALTH CARE PROGRAMS

         Neither LVCI nor any Subsidiary nor any of their officers, directors, agents or managing employees: (a) has had a civil monetary penalty assessed against him/her/it under Section 1128A of the Social Security Act or any regulations promulgated thereunder; (b) has been excluded from participation under any federal health care program (as defined in 42 U.S.C. ss. 1320a-7b(f)); or (c) has been convicted (as that term is defined in 42 C.F.R. ss. 1001.2) of any of the categories of offenses as described in the Social Security Act
Section 1128(a) and (b)(1),(2),(3) or any regulations promulgated thereunder.


4.31.    THIRD-PARTY PAYMENT

         LVCI and each Subsidiary has a valid contract to participate as a provider of services in and under those third-party payment programs in which it operates. To the knowledge of LVCI, no Action is pending to suspend, limit, terminate, or revoke the status of LVCI or any Subsidiary as a provider in any such program, and neither LVCI nor any Subsidiary has been provided notice by any such third-party payor of its intention to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with LVCI or any Subsidiary as a participating provider of services in whole or in part except where any such Actions or notices are not reasonably likely to have, individually or in the aggregate, an LVCI Material Adverse Effect.


4.32.    BILLING

         Except as set forth in the LVCI Disclosure Letter, all billing by, or on behalf of, any of LVCI or any Subsidiary to third-party payors, including, but not limited to, Medicare, Medicaid and private insurance companies has been true and correct in all material respects.


4.33.    REIMBURSEMENT MATTERS

         Except as disclosed in the LVCI Disclosure Letter, for the previous three years, LVCI and its Subsidiaries have not received any written notice of denial of payment or overpayment of a material nature from a U.S. federal health care program or any other third party reimbursement source (inclusive of managed care organizations) with respect to items or services provided by LVCI and/or any Subsidiary, other than those which have been finally resolved in any settlement for an amount less than $100,000.


4.34.    REPRESENTATIONS COMPLETE

         None of the representations or warranties made by LVCI herein or in the LVCI Disclosure Letter, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5.
           REPRESENTATIONS AND WARRANTIES OF TLC AND MERGER SUBSIDIARY

         TLC and Merger Subsidiary, jointly and severally, represent and warrant to LVCI as follows and acknowledge that LVCI is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:


5.1.     CORPORATE EXISTENCE AND POWER

         TLC and each of its Subsidiaries (including Merger Subsidiary) is a corporation duly organized, validly existing and in good standing under the Laws of its province or other jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect. TLC has heretofore delivered to LVCI true and complete copies of TLC's articles of incorporation and bylaws as currently in effect.


 5.2.    CORPORATE AUTHORIZATION

         TLC and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by TLC and Merger Subsidiary of this Agreement and the consummation of the Merger by TLC and Merger Subsidiary are within each of TLC and Merger Subsidiary's corporate powers and, except for any required approvals by TLC's stockholders in connection with the Merger, have been duly authorized by all necessary corporate action on the part of TLC and Merger Subsidiary. This Agreement has been duly executed and delivered by TLC and Merger Subsidiary and constitutes a valid and binding obligation of TLC and Merger Subsidiary.


5.3.     GOVERNMENTAL AUTHORIZATION

         The execution, delivery and performance by TLC and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with Delaware Law;
(ii) the filing of articles of amendment of TLC to amend the name of TLC to "TLC Vision Corporation"; (iii) the filing of articles of continuance of TLC under the Laws of the Province of New Brunswick and the authorization of the continuance of TLC in accordance with the Laws of the Province of Ontario; (iv) compliance with any applicable requirements of the HSR Act, the Exchange Act and the Securities Act; (v) compliance with any applicable requirements of the Ontario Act; (vi) compliance with the listing requirements of the NASD; (vii) the filing with, and approval by the TSE and NASDAQ of the conditional listing application and satisfaction of the conditions contained therein and the approval by the TSE of the increase in the number of shares authorized for issuance under the TLC Stock Option Plan and other matters in connection with the Replacement Options (including, if applicable, approval of a new stock option plan of TLC relating thereto); and (vii) compliance with any applicable state securities or Blue Sky laws, except where the failure of any action to be taken by any Governmental Authority or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect or prevent consummation of the Merger or the transactions contemplated hereby.


5.4.     NON-CONTRAVENTION

         The execution, delivery and performance by TLC and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary do not and will not (i) contravene or conflict with the articles of incorporation or bylaws of TLC or Merger Subsidiary (except for the appointment of the LVCI Nominees, which is conditional upon an amendment being made to the articles of TLC to increase the size of the TLC Board), (ii) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to TLC or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of TLC or any of its Subsidiaries or to a loss of any benefit to which TLC or any of its Subsidiaries is entitled under any provision of any TLC Material Contract or other material agreement or other instrument binding upon TLC or any of its Subsidiaries or any License, franchise, Permit or other similar authorization held by TLC or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any material asset of TLC or any of its Subsidiaries, except for any occurrences or results referred to in clauses (ii), (iii) and (iv) which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect or prevent consummation of the transactions contemplated hereby.


5.5.     CAPITALIZATION

         5.5.1. The entire authorized capital stock of TLC consists of an unlimited number of TLC Common Shares. As of July 31, 2001, there were outstanding: (a) 38,048,748 TLC Common Shares (with attached common share purchase rights (the "TLC Rights") in accordance with TLC's Shareholder Rights Plan (the "TLC Rights Plan") evidenced by the Shareholder Rights Plan Agreement dated as of September 21, 1999, between TLC and CIBC Mellon Trust Company), (b) warrants to purchase 100,000 TLC Common Shares at an exercise price of Cdn.$18.80 per share, and (c) employee and other stock options issued pursuant to the TLC Stock Option Plan or otherwise to purchase an aggregate of 2,798,001 TLC Common Shares. In addition, an aggregate of 500,000 TLC Common Shares have been reserved for issuance under TLC's Share Purchase Plan, an aggregate of 2,317,999 have been reserved for issuance under the TLC Stock Option Plan and an aggregate of 457,497 TLC Common Shares have been reserved for issuance as compensation for doctors as previously disclosed in the TLC SEC Filings. All outstanding shares of capital stock of TLC have been duly authorized and validly issued and are fully paid and non-assessable and free of pre-emptive rights. Except as set forth in this Section 5.5.1, there are outstanding as of the date hereof (i) no shares of capital stock or other voting securities of TLC, (ii) no securities of TLC convertible into or exchangeable for shares of capital stock or voting securities of TLC, and (iii) no options, warrants or other rights to acquire from TLC, and, no obligation of TLC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of TLC (the items in clauses (i), (ii) and (iii) being referred to collectively as the "TLC Securities"). Except as disclosed in the TLC Disclosure Letter, between the date hereof and the Effective Time, no TLC Securities will be issued. TLC has not issued, granted or awarded any phantom stock, stock appreciation rights or any similar instruments to any Person. There are no outstanding obligations of TLC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any TLC Securities. The TLC Common Shares to be exchanged for LVCI Common Shares in the Merger have been duly authorized and allotted and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable and the issuance thereof is not subject to any pre-emptive or other similar right. All of the Replacement Options have been or will be, prior to the Effective Time, duly authorized and the TLC Common Shares issuable on the exercise of the Replacement Options have been or will be, prior to the Effective Time, duly authorized and allotted and when issued in accordance with the terms of this Agreement and the Replacement Options will have been or will be, prior to the Effective Time, validly issued and will be fully paid and non-assessable and the issuance thereof is not subject to any pre-emptive or other rights. TLC Common Shares issuable upon the exercise of the Replacement Options will be conditionally listed on the TSE and NASDAQ, subject only to notice of issuance. The transactions contemplated hereby will not by themselves result in the TLC Rights under the TLC Rights Plan becoming exercisable.

         5.5.2. No bonds, debentures, notes or other evidence of indebtedness of TLC having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote (the "TLC Voting Debt") are outstanding. Except as set forth in this Section 5.5, there are outstanding (A) no shares of capital stock, TLC Voting Debt or other voting securities of TLC, (B) no securities of TLC or any Subsidiary of TLC convertible into or exchangeable for shares of capital stock, TLC Voting Debt or other voting securities of TLC or any Subsidiary of TLC, and (C) no options, warrants, calls, rights (including pre-emptive rights), commitments or agreements pursuant to which TLC or any Subsidiary of TLC is obligated to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any TLC Voting Debt or other voting securities of TLC or of any Subsidiary of TLC or obligating TLC or any Subsidiary of TLC to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, except in the case of Subsidiaries where such event would not be or would not reasonably be expected to be a TLC Material Adverse Change.

         5.5.3. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which TLC is a party or by which it is bound relating to the voting of any shares of the capital stock of TLC which will limit in any way the granting of proxies by or on behalf of or from, or the casting of votes by, TLC stockholders with respect to the Merger.

5.6.     SUBSIDIARIES

         5.6.1. TLC has provided to LVCI the name and jurisdiction of incorporation or organization of each Subsidiary of TLC. Except as disclosed in the TLC Disclosure Letter, the issued and outstanding shares of capital stock of each Subsidiary of TLC have been duly authorized and validly issued and are fully paid and non-assessable and are owned by TLC.

         5.6.2. Except as disclosed in the TLC Disclosure Letter, all of the outstanding capital stock or other ownership interests, as applicable, of each Subsidiary of TLC which is owned by TLC, directly or indirectly, is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, as applicable, but excluding rights of first refusal among share or equity holders of the Subsidiaries). There are no outstanding obligations of TLC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities in any Subsidiary of TLC.

         5.6.3. Except for shares of the Subsidiaries of TLC and as disclosed in the TLC Disclosure Letter, TLC does not own, directly or indirectly, any shares of stock or other equity or long term debt securities of any corporation or have any equity interest in any Person.


5.7.     CANADIAN SECURITIES LAW AND TLC FINANCIAL STATEMENTS

         5.7.1. TLC is a reporting issuer under the Ontario Act, is not on the list of defaulting reporting issuers maintained under the Ontario Act, and has delivered or made available to LVCI a true and complete copy of each quarterly, annual or other form, report, filing or document filed by TLC with the Governmental Authorities under the Ontario Act, or under the rules, policies, listing agreements or other requirements of the TSE or any other stock exchange on which any of TLC's securities are listed and posted for trading ("Exchange Filing Requirements"), since July 1, 1998, which are all the forms, reports, filings or documents (other than preliminary material) that TLC was required to file with the Governmental Authorities under the Ontario Act, or pursuant to Exchange Filing Requirements, since July 1, 1998. TLC will deliver to LVCI a true and complete copy of each quarterly, annual or other report or filing filed by TLC with the Governmental Authorities under the Ontario Act, or Exchange Filing Requirements, subsequent to the date of this Agreement and prior to the Closing Date. All of such forms, reports, filings or documents filed prior to the date of this Agreement are hereinafter referred to as the "TLC Disclosure Documents". TLC has not filed any confidential material change reports still maintained on a confidential basis. TLC is in compliance in all material respects with applicable securities Laws of Ontario and other applicable jurisdictions of Canada.

         5.7.2. As of their respective filing dates, the TLC Disclosure Documents complied in all material respects with the requirements of the Ontario Act, all other applicable Laws, and Exchange Filing Requirements. As of their respective filing dates, none of the TLC Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.7.3. As of their respective filing dates, the financial statements of TLC prepared in accordance with Canadian GAAP, including the notes thereto, included in the TLC Disclosure Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Authorities and the Ontario Securities Commission with respect thereto as of their respective filing dates, and have been prepared in accordance with Canadian

         GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in quarterly reports). Such financial statements present fairly the consolidated financial position and results of operations of TLC and its Subsidiaries at the dates presented, subject to year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of TLC and its Subsidiaries on a consolidated basis. There has been no change in TLC accounting policies, except as described in the notes to such financial statements, since July 1, 1998.


5.8.     SEC FILINGS AND FINANCIAL STATEMENTS

         5.8.1. TLC has delivered or made available to LVCI (i) its annual report on Form 10-K for the fiscal year ended May 31, 2001 (the "TLC 10-K"), (ii) its proxy statement relating to the annual meeting of stockholders held on October 26, 2000, and (iii) all of its other reports, statements, schedules and registration statements filed by TLC with the SEC since July 1, 1998, and in each case all materials incorporated therein by reference or filed therewith as exhibits (the filings referred to in clauses (i) through (iii) above and the materials referred to above, in each case delivered or made available to LVCI prior to the date hereof, being hereinafter referred to as the "TLC SEC Filings").

         5.8.2. The financial statements of TLC prepared in accordance with GAAP, including the notes thereto, included in the TLC SEC Filings (the "TLC Financial Statements") complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Authorities and the SEC with respect thereto as of their respective filing dates, and have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements included in quarterly reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The TLC Financial Statements present fairly the consolidated financial position and results of operations of TLC and its Subsidiaries at the dates presented, subject to year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of TLC and its Subsidiaries. There has been no change in TLC accounting policies, except as described in the notes to the TLC Financial Statements, since July 1, 1998.

         5.8.3. As of its filing date or with respect to any proxy statements included in the TLC SEC Filings, as of the date it was first mailed to TLC stockholders, each such report or statement filed pursuant to the Exchange Act complied as to form and content in all material respects with the requirements of the Exchange Act, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         5.8.4. Each registration statement and any amendment thereto filed pursuant to the Securities Act included in the TLC SEC Filings, as of the date such statement or amendment became effective, complied as to form and content in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

         5.8.5. All documents that TLC is responsible for filing with the TSE, NASDAQ or any Governmental Authority in connection with the Merger will comply as to form and content in all material respects with the applicable provisions of the Securities Act, the Exchange Act, the Ontario Act and Exchange Filing Requirements.


5.9.     JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT

         None of the information supplied by TLC for inclusion in (a) the Joint Proxy Statement/Prospectus to be filed by LVCI and TLC with the SEC and any amendments or supplements thereto, or (b) the Registration Statement to be filed by TLC with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Joint Proxy Statement/Prospectus, at the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of LVCI and of TLC and at the time of the LVCI Stockholder Meeting and the TLC Stockholder Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All documents that TLC is responsible for filing with the SEC in connection with the Merger will comply as to form and content in all material respects with the applicable provisions of the Exchange Act, the Securities Act and state securities Laws.


5.10.    ABSENCE OF CERTAIN CHANGES

         Except as contemplated hereby or as described or provided for in any TLC SEC Filing or as disclosed in the TLC Disclosure Letter, since May 31, 2001, TLC and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been:

         5.10.1. any event, occurrence or development or state of circumstances or facts, which affects or relates to TLC, which has had or would reasonably be expected to have a TLC Material Adverse Effect;

         5.10.2. any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of TLC, or any repurchase, redemption or other acquisition by TLC or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, TLC or any of its Subsidiaries;

         5.10.3. any amendment of any term of any outstanding security of TLC or any of its Subsidiaries;

         5.10.4. any claim or threatened claim against TLC or one or more of its Subsidiaries in respect of one or more TLC Material Contracts where the Liability of TLC or one or more of its Subsidiaries exceeds, or could reasonably be expected to exceed, individually or in the aggregate, $1,000,000;

         5.10.5. any purchase or lease of any assets by TLC or any of its Subsidiaries, other than assets purchased or leased in the ordinary course of business consistent with past practices;

         5.10.6. any change in any method of accounting or accounting practices by TLC or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Canadian GAAP or to conform a Subsidiary's accounting policies and practices to those of TLC;

         5.10.7. any material sale, lease or other disposition of any of the assets of TLC or any of its Subsidiaries, other than assets sold, leased or otherwise disposed of in the ordinary course of business consistent with past practices which would not, in the aggregate, have or reasonably be expected to have a TLC Material Adverse Effect;

         5.10.8. except for contractual obligations existing on the date hereof and as provided in the TLC Disclosure Letter, any (i) grant of any severance or termination pay to any director, officer or employee of TLC other than in the ordinary course of business, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of TLC or any of its Subsidiaries except in the ordinary course of business consistent with past practices with persons who are not executive officers, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of TLC or any of its Subsidiaries, other than in the ordinary course of business consistent with past practices or (v) acceleration of the exercisability or vesting of any options, as the case may be;

         5.10.9. any actual or, to the knowledge of TLC, threatened suspension or cancellation of any Permit held by TLC or any Subsidiary other than those the suspension or cancellation of which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect;

         5.10.10. to the knowledge of TLC, any change in any federal or state Law applicable to TLC or any of its Subsidiaries, or in the interpretation or application thereof, which individually or in the aggregate has had or would reasonably be expected to have a TLC Material Adverse Effect;


         5.10.11. to the knowledge of TLC, any Action, brought against or threatened against TLC or any of its Subsidiaries by any Governmental Authority which has had or would reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect;

         5.10.12. to the knowledge of TLC, any Action brought or threatened by Governmental Authority which has had or would reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect; or

         5.10.13. any agreement or commitment by TLC or any of its Subsidiaries to take any actions described in this Section 5.10.


5.11.    NO UNDISCLOSED MATERIAL LIABILITIES

         Except as disclosed in any TLC SEC Filing, (i) there are no Liabilities of TLC or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and (ii) there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have a TLC Material Adverse Effect, other than in the case of either (i) or (ii):

         (a) Liabilities disclosed or provided for in TLC's audited consolidated balance sheet dated as of May 31, 2001;

         (b) Liabilities incurred in the ordinary course of business consistent with past practices since May 31, 2001, which in the aggregate are not material to TLC or its Subsidiaries taken as a whole; and

         (c)   Liabilities under this Agreement.


5.12.    PERSONAL PROPERTY

         5.12.1. Subject to Permitted Liens, TLC or its Subsidiaries have marketable and indefeasible title to all personal property owned by TLC or its Subsidiaries and used in the conduct of their business, other than property that has been disposed of in the ordinary course of business, except for property where the failure to have such marketable and indefeasible title would not, individually or in the aggregate, have or reasonably be expected to have a TLC Material Adverse Effect.

         5.12.2. (i) To the knowledge of TLC all of the leases of leased personal property used in the business conducted by TLC and its Subsidiaries are valid and binding and in full force and effect and
         (ii) there has been no material breach of any such lease by TLC or its Subsidiaries or, to the knowledge of TLC, any other Person, which breach has not been cured or waived except for any breaches of leases the absence of which would not have or reasonably be expected to have a TLC Material Adverse Effect.


5.13.    CONTRACTS

         Except for (i) purchase orders, invoices, confirmations and similar documents involving the purchase or sale of goods or services for less than $1,000,000 over a period of 12 months or less, (ii) leases of personal property,
(iii) TLC Benefit Arrangements, and (iv) contracts relating to intercompany obligations, the following contracts (A) to which TLC or any of its Subsidiaries is a party or (B) by which any of the assets of TLC or any of its Subsidiaries are bound are "TLC Material Contracts": (1) contracts which, individually or in the aggregate, pertain to the borrowing of money in amounts in excess of $1,000,000; (2) contracts creating Liens other than Permitted Liens; (3) contracts creating guarantees in amounts that, individually or in the aggregate, exceed $1,000,000; (4) contracts relating to material employment or consulting services; (5) contracts relating to any single capital expenditure by TLC or any of its Subsidiaries in excess of $1,000,000 or aggregate capital expenditures in excess of $5,000,000; (6) contracts for the purchase or sale of real property, any business or line of business or for any merger or consolidation; (7) joint venture or partnership agreements; (8) contracts that individually require by their respective terms after the date hereof the payment or receipt of $1,000,000 or more; (9) any agreement involving derivatives, hedging or futures under which the obligations of TLC or any of its Subsidiaries could reasonably be expected to exceed $1,000,000; (10) any contract that limits the freedom of TLC or its Subsidiaries to compete in any line of business or to conduct business in any geographic location; or (11) any contract for the purchase or sale of all or substantially all of the assets or stock of any company or operating division. To the knowledge of TLC, all TLC Material Contracts are valid and binding and in full force and effect. There has been no material breach of any contract by TLC or its Subsidiaries or, to the knowledge of TLC, any other Person, which breach has not been cured or waived. TLC has made available to LVCI true and complete copies of the TLC Material Contracts.


5.14.    LITIGATION

         Except as described in any TLC SEC Filing or as disclosed in the TLC Disclosure Letter, there is no Action pending against, or, to the knowledge of TLC, threatened against TLC or any of its Subsidiaries or any of their respective assets that is not covered by insurance. Those Actions that are pending against, or are, to the knowledge of TLC, threatened against TLC or any of its Subsidiaries or any of their respective assets would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect. Neither TLC nor any of its Subsidiaries is in violation of any Order.


5.15.    TAXES

         5.15.1. TLC and its Subsidiaries have timely filed all Tax Returns required to be filed with any tax authority when due in accordance with all applicable Laws except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect, and such Tax Returns, are complete and correct;

         5.15.2. No deficiency in payment of any Taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof except for deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect;

         5.15.3. TLC is not liable and it is not reasonably likely that TLC will be liable for any Taxes not heretofore paid or reserved against in the TLC May 31, 2001 financial statements except those incurred in the ordinary course of business consistent with past practice, or which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect;

         5.15.4. Canadian federal income tax assessments have been issued to TLC covering all past periods up to and including its fiscal year ended May 31, 2000. There are no Actions now pending or made or, to the knowledge of TLC, threatened against TLC in respect of any Taxes except as would not have, or reasonably be expected to have a TLC Material Adverse Effect. Neither TLC nor any Subsidiary has received any written notification that any material issues have been raised (and are currently pending) by the Canada Customs and Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any Tax Returns;

         5.15.5. There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Tax Return or other document or the payment of any Taxes by TLC or the period for any assessment or reassessment of Taxes (except that in the United States subsidiaries of TLC have filed extensions of the deadline for filing Tax Returns for the year ended May 31, 2001). Only the fiscal years of TLC subsequent to May 31, 1996 remain open for reassessment for additional Canadian federal income Taxes; and

         5.15.6. TLC has withheld from each amount paid by TLC, or otherwise collected, or credited to any person the amount of Taxes required to be withheld therefrom or collected by TLC and has remitted such Taxes to the proper tax or other Governmental Authorities within the time required under applicable Laws.


5.16.    TAX FREE MERGER

         5.16.1. Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Merger Subsidiary prior to the Merger (excluding the Merger Consideration).

         5.16.2. TLC will acquire LVCI Common Shares solely in exchange for TLC Common Shares, and in the Merger, LVCI Common Shares representing control of LVCI as defined in Section 368(c) of the Code, will be exchanged solely for TLC Common Shares.

         5.16.3. Prior to the Merger, TLC will be in control of Merger Subsidiary within the meaning of Section 368(c) of the Code.

         5.16.4. TLC has no plan or intention as part of the plan of the Merger to cause the Surviving Corporation to issue after the Effective Time additional shares of stock that would result in TLC losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code or any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Surviving Corporation that, if exercised or converted, would affect TLC's acquisition or retention of control of the Surviving Corporation, as defined in Section 368(c) of the Code.

         5.16.5. TLC has no plan or intention to re-acquire any of the TLC Common Shares issued in the Merger.

         5.16.6. TLC has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation or to sell or otherwise dispose of the Surviving Corporation stock except for transfers of stock to a corporation controlled by TLC.

         5.16.7. TLC will cause the Surviving Corporation to attach to a timely filed U.S. income tax return for the taxable year in which the Merger occurs the statement required by Section 1.367(a)-3(c)(6) of the Treasury regulations issued under Section 367(a) of the Code.

         5.16.8. Following the Merger, the Surviving Corporation will continue LVCI's historic business or use a significant portion of its historic business assets in a business.

         5.16.9. Merger Subsidiary will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation in the Merger any assets subject to liabilities.

         5.16.10. There is no intercorporate indebtedness existing between TLC and LVCI or between Merger Subsidiary and LVCI.

         5.16.11. Except as provided in Section 10.4 of this Agreement, TLC and Merger Subsidiary will pay their respective expenses incurred in connection with the Merger.

         5.16.12. Neither TLC nor Merger Subsidiary is an investment company as such term is defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         5.16.13. TLC agrees to treat the Merger as a Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. Neither TLC nor Merger Subsidiary has knowingly taken any action that would jeopardize the qualification of the Merger as a Reorganization. During the period from the date of this Agreement through the Effective Time, unless all parties hereto shall otherwise agree in writing, neither TLC nor Merger Subsidiary shall knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a Reorganization. TLC shall cause one or more of its responsible officers to execute and deliver certificates to confirm the accuracy of certain relevant facts as may be reasonably requested by counsel in connection with the preparation and delivery of the tax opinion described in Section 9.1.8.

         5.16.14. Following the Effective Time, TLC shall use its commercially reasonable best efforts, and shall cause the Surviving Corporation to use its commercially reasonable best efforts, to conduct its business and the Surviving Corporation's business in a manner which would not jeopardize the characterization of the Merger as a Reorganization.


5.17.    INTELLECTUAL PROPERTY

         5.17.1. TLC and its Subsidiaries own or are licensed to use all Intellectual Property Rights currently used in the business of TLC or its Subsidiaries or necessary to conduct the business of TLC and its Subsidiaries as currently conducted or currently anticipated to be conducted (the "TLC Intellectual Property Rights") other than as would not have or reasonably be expected to have a TLC Material Adverse Effect.

         5.17.2. Except as set forth in the TLC Disclosure Letter, TLC and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the use of the TLC Intellectual Property Rights.

         5.17.3. TLC and its Subsidiaries have good and valid title to all TLC Intellectual Property Rights owned by any of them and valid and enforceable license rights to all TLC Intellectual Property Rights used under license, free and clear, to the knowledge of TLC, of all Liens, and other than as set forth in the TLC Disclosure Letter, to the knowledge of TLC, all TLC Intellectual Property Rights are in full force and effect and will remain in full force and effect immediately following the Effective Time other than as would not have or reasonably be expected to have a TLC Material Adverse Effect.

         5.17.4. Neither TLC nor any of its Subsidiaries: (A) has been notified or is otherwise aware of any actual or threatened adverse proceeding of any Person pertaining to any challenge to the scope, validity or enforceability of, or TLC's ownership of, any of the TLC Intellectual Property Rights; (B) is the subject of any claim of infringement or misappropriation by TLC or any of its Subsidiaries of any third party Intellectual Property Rights; or (C) has any claim for infringement or misappropriation of, or breach of any license or agreement involving, any of the TLC Intellectual Property Rights.


5.18.    EMPLOYEE BENEFIT PLANS

         5.18.1. "TLC Employee Plans" shall mean each U.S.-based "employee benefit plan", as defined in Section 3(3) ERISA, which is subject to any provision of ERISA and each Canadian based employee benefit plant that is maintained, administered or contributed to by TLC or any affiliate and covers any employee or former employee of TLC or any affiliate or under which TLC or any affiliate has any Liability. The TLC Disclosure Letter contains a complete and correct list of each TLC Employee Plan. With respect to each TLC Employee Plan, true and complete copies have been made available to LVCI of: (i) the plan document or agreement or, with respect to any TLC Employee Plan that is not in writing, a written description of the terms thereof; (ii) the trust agreement, insurance contract or other documentation of any related funding arrangement; (iii) the summary plan description; (iv) the most recent required Internal Revenue Service Form 5500, including all schedules thereto; (v) any material communication to or from any Governmental Authority, including a written description of any oral communication; and (vi) all amendments or modifications to any such document. For purposes of this Section 5.18.1, "affiliate" of any Person means other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

         5.18.2. No TLC Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA or applicable Canadian legislation.

         5.18.3. No TLC Employee Plan or TLC Benefit Arrangement constitutes a "multi-employer plan", as defined in Section 3(37) of ERISA or in the applicable Canadian pension benefit legislation, and no TLC Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No TLC Employee Plan is subject to Title IV of ERISA. Neither TLC nor any of its affiliates has incurred, nor has reason to expect to incur, any Liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect.

         5.18.4. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any TLC Employee Plan has or will make TLC or any of its Subsidiaries or any officer or director of TLC or any of its Subsidiaries subject to any Liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that would have, or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect.

         5.18.5. Each TLC Employee Plan which is intended to be qualified under
         Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code, and each TLC Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, Orders, final rules and final regulations, including but not limited to applicable Canadian pension legislation, ERISA and the Code, which are applicable to such TLC Employee Plan.

         5.18.6. There is no contract, agreement, plan or arrangement covering any employee or former employee of TLC or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

         5.18.7. "TLC Benefit Arrangement" shall mean each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, stock option, stock purchase, stock appreciation or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, health or medical insurance or other benefits, but excluding any health, medical, pension or other benefit plan that is provided to employees by a Governmental Authority) which (i) is not a TLC Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by TLC or any of its affiliates and (iii) covers any employee or former employee of TLC or any of its affiliates. Copies or descriptions of the TLC Benefit Arrangements have been made available to LVCI. Each TLC Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such TLC Benefit Arrangement.

         5.18.8. The transactions contemplated hereby will not result in any Liability for severance pay to any employee or accelerate the exercisability or vesting of any TLC options, warrants, stock appreciation rights, phantom stock awards or any similar instruments as the case may be, nor will any employee be entitled to any payment solely by reason of such transactions.

         5.18.9. All contributions required to be made to trusts in connection with any TLC Employee Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA or applicable Canadian pension benefit legislation) have been made in a timely manner in compliance with applicable law and regulations.

         5.18.10. Other than claims in the ordinary course for benefits with respect to TLC Employee Plans or TLC Benefit Arrangements, there are no Actions (including claims for any Taxes, interest, penalties or fines) pending with respect to any TLC Employee Plan or TLC Benefit Arrangement, or any circumstances which might give rise to any such Action (including claims for any Taxes, interest, penalties, or fines).

         5.18.11. All reports, returns and similar documents with respect to the TLC Employee Plans or TLC Benefit Arrangements required to be filed with any Governmental Authority have been so filed by the due date for such filings.

         5.18.12. TLC does not provide, nor has it made any current or past commitment to provide, post-retirement health or medical benefits for retired employees of TLC or its Subsidiaries, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. TLC has substantially complied with the notice and continuation requirements of Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder.

         5.18.13. There has been no amendment to, written interpretation or announcement (whether or not written) by TLC or any of its Affiliates relating to, or change in employee participation or coverage under, any TLC Employee Plan or TLC Benefit Arrangement which in the aggregate would increase the per employee expense of maintaining such TLC Employee Plan or TLC Benefit Arrangement above the level of the expense incurred on a per employee basis in respect thereof for the fiscal year ended on May 31, 2001 except to the extent, with respect to all employees, that such increase results from premium increases in the normal course or as would not have, or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect.


5.19.    ENVIRONMENTAL MATTERS

         All operations of TLC and its Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws. Except as TLC has publicly disclosed in documents filed with the SEC since July 1, 1998, TLC is not aware that it or any Subsidiary is subject to:

         5.19.1. any Action which relates to environmental, health or safety matters or any investigation or evaluation concerning environmental, health or safety matters; or

         5.19.2. any demand or notice with respect to the breach of, or Liability under, any Environmental Laws and TLC is not aware of facts or circumstances that could reasonably be expected to result in any such Action which it or any Subsidiary would be subject and which could reasonably be expected to result in a TLC Material Adverse Effect.


5.20.    EMPLOYEES

         5.20.1. There is no collective bargaining or other labour union agreement or employee association applicable to any employees of TLC or any of its Subsidiaries. Neither TLC nor any of its Subsidiaries has made any commitment to, or conducted any negotiation with, any labour union or employee association with respect to any future agreement or arrangement. Neither TLC nor any of its Subsidiaries are required to recognize any labour union or employee association representing its employees or any agent having bargaining rights for its employees. No material work stoppage or material labour dispute against TLC or any of its Subsidiaries in connection with their businesses is pending or, to the knowledge of TLC, threatened and, to the knowledge of TLC, there is no related organizational activity by any employees of TLC or any of its Subsidiaries. Neither TLC nor any of its Subsidiaries has, except as set forth in the TLC Disclosure Letter, received any written notice of any material unfair labour practice in connection with the business, and no such complaints are pending before the National Labor Relations Board or other similar Governmental Authority.

         5.20.2. TLC has complied in all material respects with all Laws applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. Except as disclosed in the TLC Disclosure Letter, there are no outstanding charges or complaints against TLC relating to unfair labour practices or discrimination or under any legislation relating to employees. TLC has paid in full all material amounts owing under the Workplace Safety and Insurance Act (Ontario) or comparable legislation, and to the knowledge of TLC, there are no circumstances that would permit a penalty reassessment under such legislation.

         There are no Orders requiring TLC to comply outstanding under the Occupational Health and Safety Act (Ontario) or comparable legislation, except where such Order would not have or reasonably be expected to have a TLC Material Adverse Effect.

5.21.    NON-ARM'S LENGTH TRANSACTIONS

         5.21.1. None of TLC or its Subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or stockholder of such company or any Person not dealing with it at arm's length or any Affiliate of the foregoing, except as disclosed in the TLC Disclosure Letter and except for usual compensation paid in the ordinary course of business consistent with past practices.

         5.21.2. Except as disclosed in the TLC 10-K and except for contracts made solely between TLC and its Subsidiaries and except for consulting contracts or contracts of employment, none of TLC or its Subsidiaries is a party to any contract with any officer, director, employee or shareholder of such company or any Person not dealing with it at arm's length or any Affiliate of any of the foregoing.


5.22.    COMPLIANCE WITH LAWS

         Except as described or provided for in any TLC SEC Filing or as disclosed in the TLC Disclosure Letter, neither TLC nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any Laws, other than violations which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect. Except as described or provided for in any TLC SEC Filing or as disclosed in the TLC Disclosure Letter, TLC and its Subsidiaries have obtained and maintain in effect all Licenses required by any Governmental Authority to properly and legally operate or conduct the business in which TLC and its Subsidiaries are engaged, other than those Licenses the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect. Except as described or provided for in any TLC SEC Filing or as disclosed in the TLC Disclosure Letter, TLC is not in default or in violation of the terms of any of the Licenses and none of the Licenses are subject to pending revocation or cancellation, other than with respect to Licenses, the loss of which would not have or reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect.


5.23.    FINDERS' FEES

         Except for SG Cowen Securities Corporation ("SG Cowen"), whose fees will be paid by TLC, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of TLC or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.24.    OPINION OF FINANCIAL ADVISOR

         TLC has received the opinion of SG Cowen to the effect that, as of the date of such opinion, the Conversion Number is fair to TLC from a financial point of view.

5.25.    VOTES REQUIRED

         The only votes of the holders of any class or series of TLC's capital stock necessary in order for TLC to perform its obligations under this Agreement and the transactions contemplated hereby are the affirmative vote of the holders of the following percentages of TLC Common Shares represented in person or by proxy at the meeting of stockholders of TLC (such meeting, including the adjournments thereof, the "TLC Stockholder Meeting"), (i) at least 50% in respect of this Agreement and the transactions contemplated herein; (ii) at least 66 2/3% in respect of the change of the name of TLC to "TLC Vision Corporation"; (iii) at least 66 2/3% in respect of the continuance of TLC in the Province of New Brunswick; (iv) at least 66 2/3% in respect of the resolution to increase the size of the TLC Board to eleven (11) directors; (v) at least 50% in respect of the adoption of new by-laws for TLC; and (vi) at least 50% (excluding, if required by applicable Laws, the holders of TLC Common Shares who are insiders (as defined in the Ontario Act) of TLC to whom shares may be issued pursuant to the TLC Stock Option Plan or their associates (as defined in the Ontario Act), in respect of the resolution to increase the number of options available for issuance under the TLC Stock Option Plan and, if applicable, the resolution to grant the Replacement Options (and, if applicable, approval of a new stock option plan for TLC relating thereto) and all matters in connection therewith.


5.26.    INTERIM OPERATIONS OF MERGER SUBSIDIARY

         Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.


5.27.    AUTHORIZATION FOR TLC COMMON SHARES

         Prior to the Closing Date, TLC will have taken all necessary action to permit it to issue the number of TLC Common Shares to be issued pursuant to the terms of this Agreement including those issuable upon the exercise of Replacement Options. TLC Common Shares issued pursuant to the terms of this Agreement, including those issuable upon the exercise of the Replacement Options, will, when issued, be validly issued, fully paid and non-assessable and no Person will have any pre-emptive right to subscription or purchase in respect thereof. Such TLC Common Shares will be conditionally listed on the TSE and NASDAQ, subject only to notice of issuance.


5.28.    COMPLIANCE WITH HEALTH CARE REQUIREMENTS

         5.28.1. To TLC's knowledge, TLC and each Subsidiary is, to the extent applicable to their operations, (i) eligible to receive payment under Titles XVIII and XIX of the

         Social Security Act, (ii) in compliance with the conditions of participation in the Medicare program, except where such inability in the case of item (i) or non-compliance in the case of item (ii) does not have and is not reasonably likely to have, individually or in the aggregate, a TLC Material Adverse Effect.

         5.28.2. Except as disclosed in the TLC Disclosure Letter, TLC and each Subsidiary are not required to file cost reports and other claims and governmental filings with respect to Medicare and Medicaid programs.

         5.28.3. To the knowledge of TLC, neither TLC, its Subsidiaries, nor any of their current or former directors, officers, managers, agents, employees or other persons acting on behalf of them, has offered, paid, solicited or received any remuneration in order to obtain or maintain business, which offer, payment, solicitation, or receipt is in violation of Law, except where such violation does not have and is not likely to have, individually or in the aggregate, a TLC Material Adverse Effect.


5.29.    MEDICARE PARTICIPATION/ACCREDITATION

         To the extent applicable to their operations, all health care facilities owned or operated by TLC or any Subsidiary (each, a "TLC Facility") have any required certificate of need and are in substantial compliance with the conditions of participation of such programs and certificate, except where the failure to be so certified, to have such agreements, or to be in such compliance does not have and is not reasonably likely to have, individually or in the aggregate, a TLC Material Adverse Effect. Neither TLC nor any Subsidiary has received notice from any Governmental Authority, fiscal intermediary, carrier or similar entity which enforces or administers the statutory or regulatory provisions in respect to any governmental health care program of any pending or threatened investigations, and to the knowledge of TLC, no such investigations are pending, threatened or imminent, which will have or are reasonably expected to have, individually or in the aggregate, a TLC Material Adverse Effect. All returns, cost reports and other filings made by TLC or any Subsidiary with Medicare, Medicaid or any other governmental health care program or third party payor are complete and accurate except where the failure to be so complete and accurate is not reasonably likely to have, individually or in the aggregate, a TLC Material Adverse Effect. No adjustment or disallowance in any such costs reports and other requests for payment, including adjustments or disallowances for late filings, has been made or, to the knowledge of TLC, threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid or by any third party payor which individually or in the aggregate would have or reasonably be expected to have a TLC Material Adverse Effect, and, to the knowledge of TLC, there is no basis for any successful claims or requests for recovery of overpayments from any such agency, instrumentality, entity or third party payor except for any such claims or requests which are not reasonably likely to have, individually or in the aggregate, a TLC Material Adverse Effect.

5.30.    EXCLUSION

         To the knowledge of TLC, neither TLC nor any Subsidiary employs or contracts with any person who has been excluded from participation in a Federal Health Care Program (as defined in 42 U.S.C. ss. 1320a-7b(f)) where such action could reasonably serve as a basis for TLC's or any Subsidiary's suspension or exclusion from the Medicare or any state Medicaid program.

5.31.    FEDERAL HEALTH CARE PROGRAMS

         To the knowledge of TLC, neither TLC nor any Subsidiary nor any of their officers, directors, agents or managing employees: (a) has had a civil monetary penalty assessed against him/her/it under Section 1128A of the Social Security Act or any regulations promulgated thereunder; (b) has been excluded from participation under any federal health care program (as defined in 42 U.S.A. ss. 1320a-7b(f)); or (c) has been convicted (as that term is defined in 42 C.F.R. ss. 1001.2) of any of the categories of offenses as described in the Social Security Act Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder.

5.32.    THIRD-PARTY PAYMENT

         TLC and each Subsidiary has a valid contract to participate as a provider of services in and under those third-party payment programs in which it operates. To the knowledge of TLC, no Action is pending to suspend, limit, terminate, or revoke the status of TLC or any Subsidiary as a provider in any such program, and neither TLC nor any Subsidiary has been provided notice by any such third-party payor of its intention to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with TLC or any Subsidiary as a participating provider of services in whole or in part, except where any such Actions or notices are not reasonably likely to have, individually or in the aggregate, a TLC Material Adverse Effect.

5.33.    BILLING; GRATUITOUS PAYMENTS

         All billing by, or on behalf of, any of TLC or any Subsidiary to third-party payors, including, but not limited to, Medicare, Medicaid and private insurance companies has been true and correct in all material respects.

5.34.    REIMBURSEMENT MATTERS

         For the previous three years, neither TLC nor its Subsidiaries have received any written notice of denial of payment or overpayment of a material nature from a U.S. federal health care program or any other third party reimbursement source (inclusive of managed care organizations) with respect to items or services provided by TLC and/or any Subsidiary, other than those which have been finally resolved in any settlement for an amount less than $100,000.

5.35.    ACCOUNTS RECEIVABLE

         All Accounts Receivable of TLC and its Subsidiaries reflected on the balance sheet included in the TLC 10-K as of May 31, 2001 and all Accounts Receivable of TLC and its Subsidiaries generated after May 31, 2001 that are reflected in the accounting records of TLC and its Subsidiaries as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed or billed for in the ordinary course of business, except to the extent reflected in the allowances for doubtful accounts in the TLC Financial Statements. In the reasonable judgment of management of TLC, all Accounts Receivable not paid prior to the Closing Date are current and collectible in the ordinary course of business, except to the extent reflected in the allowances for doubtful accounts in the TLC
Financial Statements. The allowances for doubtful accounts reflected in the TLC Financial Statements have been determined consistent with past practices and in accordance with GAAP. Except as would not otherwise have or reasonably be expected to have a TLC Material Adverse Effect, TLC and its Subsidiaries have good and valid title to the Accounts Receivable free and clear of all Liens except Permitted Liens.

5.36.    REPRESENTATIONS COMPLETE

         None of the representations or warranties made by TLC herein or in the TLC Disclosure Letter, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE 6.
                                COVENANTS OF LVCI


6.1.     CONDUCT OF LVCI

         Except as expressly contemplated by this Agreement or as described or provided for in any LVCI SEC Filing or as disclosed in writing by LVCI prior to the date of this Agreement, from the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement, LVCI and its Subsidiaries shall conduct their business in the ordinary course consistent with past practices and shall use their commercially reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except as otherwise approved in writing by TLC or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

         6.1.1. LVCI and its Subsidiaries will not adopt or propose any change in their articles of incorporation or bylaws;

         6.1.2. LVCI shall not authorize or propose, or enter into any agreement, arrangement or understanding (or permit any Subsidiary to do so) with respect to (a) any acquisition of businesses, assets or securities the value of the consideration for which (including assumed debt or other obligations) would exceed $5,000,000 individually (including in a series of related transactions) (excluding any transactions previously consented to in writing by TLC), or (b) any disposition of businesses, assets or securities the value of the consideration for which (including assumed debt or other obligations) would exceed $5,000,000 individually (including in a series of related transactions) (excluding any transactions previously consented to in writing by TLC);

         6.1.3. LVCI will not declare or pay any dividends or make any distributions on its issued and outstanding capital stock, in cash, stock, property or otherwise;

         6.1.4. LVCI will not, and will not permit any of its Subsidiaries to,
         (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of LVCI or any of its Subsidiaries or any options, warrants, calls, conversion privileges or rights of any kind to acquire shares of LVCI or any of its Subsidiaries (except as disclosed in the LVCI Disclosure Letter or pursuant to the exercise of stock options or currently outstanding rights under existing compensation-related share issuance plans), (ii) split, combine or reclassify any LVCI Securities or securities of a Subsidiary or (iii) repurchase, redeem or otherwise acquire any LVCI Securities or any securities of a Subsidiary;

         6.1.5. LVCI will not, and will not permit any of its Subsidiaries to, take or agree to commit to take any action that would make any representation and warranty of LVCI hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

         6.1.6. LVCI will not create, incur, assume or suffer to exist, any indebtedness for borrowed money in excess of $1,000,000 (including capital lease obligations), other than (i) indebtedness existing as of the date of this Agreement, (ii) borrowings under existing credit lines in the ordinary course of business, consistent with past practices, and
         (iii) intercompany indebtedness among LVCI and its Subsidiaries arising in the ordinary course of business, consistent with past practice;

         6.1.7. LVCI will not make any capital expenditure (including, without limitation, expenditures for property, plant and equipment) or appropriations or commitments with respect thereto other than as contemplated by the LVCI projections provided to TLC or additional expenditures, appropriations or commitments which do not exceed an aggregate of $1,000,000; and

         6.1.8. LVCI will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

Notwithstanding the foregoing, TLC shall be deemed to have consented to the transactions involving LVCI listed in the LVCI Disclosure Letter.

6.2.     STOCKHOLDER MEETING

         6.2.1. LVCI shall use its best efforts to cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable, but in no event later than the 50th day following the date on which the Registration Statement is declared effective under the Securities Act (such meeting, including any adjournments thereof, the "LVCI Stockholder Meeting"), for the purpose of voting on the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, and any other item of business required by or consented to in writing by TLC acting reasonably.

         6.2.2. If an Acquisition Proposal has been proposed to LVCI or announced within 10 Business Days prior to the date of the LVCI Stockholder Meeting, unless the LVCI Board has determined that the Acquisition Proposal is not a Superior Proposal, LVCI shall adjourn or delay the LVCI Stockholder Meeting for a period, which shall be not less than five Business Days, determined by the LVCI Board to be reasonably necessary to fulfill its fiduciary duties as advised by counsel and to satisfy all applicable Laws.

         6.2.3. The LVCI Board shall, unless otherwise required in accordance with their fiduciary duties as advised by its legal and financial advisors, recommend approval and adoption of this Agreement and the Merger by LVCI's stockholders. In connection with such meeting, LVCI will, subject to the foregoing, use its commercially reasonable best efforts to obtain the necessary approvals by its stockholders of the matters (including the solicitation of proxies to be voted at the LVCI Stockholder Meeting) referred to above in this Section 6.2 and such other matters as are required by Delaware Law, and will otherwise comply with all legal requirements applicable to such meetings.


6.3.     OTHER OFFERS

         6.3.1. LVCI shall not, directly or indirectly, through any officer, director, employee, representative or agent of LVCI or any of its subsidiaries, solicit, initiate or knowingly encourage (including by way of furnishing any written non-public information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal.

         6.3.2. Nothing shall prevent the LVCI Board from considering, negotiating or discussing an unsolicited possible Acquisition Proposal, subject to the following:

               6.3.2.1. LVCI shall not furnish any written non-public information and/or access to the books and records of LVCI to a Person who proposes an Acquisition Proposal in respect of LVCI (an "Interested Third Party") until the Interested Third Party and LVCI execute a confidentiality agreement;

               6.3.2.2. LVCI shall furnish to TLC the name of any Interested Third Party within five days after such party executes a confidentiality agreement with LVCI, unless LVCI and Interested Third Party shall have terminated negotiations prior to such time;

               6.3.2.3. subject to the other provisions of this Agreement, LVCI shall have no obligation to advise TLC of any information submitted or made available to an Interested Third Party pursuant to this Section 6.3;

               6.3.2.4. LVCI shall not furnish or disclose to any Person, in writing or otherwise, any non-public information regarding TLC, regarding the combined business of TLC and LVCI or provided by TLC;

               6.3.2.5. LVCI shall not, unless required by the LVCI Board in accordance with its fiduciary duties as advised by its legal and financial advisors, withdraw or modify in a manner adverse to TLC the approval or recommendation of the LVCI Board of this Agreement and the Merger as described in Section 6.2;

               6.3.2.6. LVCI shall furnish to TLC a written summary of the material terms (including the consideration offered, the conditions to completion, the other parties thereto and any termination or similar fees payable in connection therewith) of an Acquisition Proposal that is determined by the LVCI Board at such time to be reasonably likely to constitute the final and most favourable proposal by such Interested Third Party, such summary to be furnished by the end of the fifth day following such determination by the LVCI Board unless LVCI and the Interested Third Party shall have terminated negotiations prior to such time; and

               6.3.2.7. LVCI shall not approve or recommend any Acquisition Proposal or cause LVCI to enter into a written agreement (other than a confidentiality agreement) for an Acquisition Proposal unless and until the LVCI Board shall have determined that the Acquisition Proposal is a Superior Proposal.

         6.3.3. LVCI shall ensure that its officers and directors and its Subsidiaries and their officers and directors and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this Section 6.3, and it shall be responsible for any breach of this Section 6.3 by its financial advisors or other advisors or representatives.

6.4.     NOTICES OF CERTAIN EVENTS

         LVCI shall promptly notify TLC of:

         6.4.1. any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement;

         6.4.2. any LVCI Material Adverse Change or any material change in the business, financial condition or results of operations of LVCI and its Subsidiaries taken as a whole;

         6.4.3. any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

         6.4.4. any Actions commenced or, to the knowledge of LVCI, threatened against, relating to or involving or otherwise affecting LVCI or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.14 or which relate to the consummation of the transactions contemplated by this Agreement, or of any event or circumstance which would cause any of LVCI's representations and warranties contained herein to be incorrect in any material respect.

6.5.     AFFILIATES

         To ensure that the issuance of TLC Common Shares in the Merger complies with the Securities Act, prior to the Effective Time, LVCI shall cause to be delivered to TLC a list identifying each Person who might at the time of the LVCI Stockholder Meeting be deemed to be an "affiliate" of LVCI for purposes of Rule 145 under the Securities Act (each, an "LVCI Affiliate"). LVCI shall use its best efforts to obtain from each Person who is identified as a possible LVCI Affiliate prior to the Effective Time an agreement providing that such person will not offer to sell, sell or otherwise dispose of any TLC Common Shares issued to such Person in the Merger in violation of the Securities Act.


6.6.     EMPLOYEE STOCK OPTIONS

         6.6.1. LVCI shall use its commercially reasonable best efforts to cause the directors and officers of LVCI and its Subsidiaries listed on the LVCI Disclosure Letter to consent to the repricing of the LVCI Stock Options as provided in Section 6.6.2 and conversion of the LVCI Stock Options as provided for in Section 7.6.

         6.6.2. LVCI shall take all steps required to reprice the LVCI Stock Options set forth on the LVCI Disclosure Letter which are outstanding as of the date hereof to a price of $8.688 per TLC Common Share immediately following the Effective Time, and such repricing shall be effective immediately prior to Closing.

         6.6.3. LVCI agrees that TLC may, before or after the Effective Time, reprice all or any of the TLC Stock Options disclosed in the TLC Disclosure Letter in the manner disclosed in the TLC Disclosure Letter, subject to the receipt of all necessary approvals including any required stockholder approvals.

                                   ARTICLE 7.
                     COVENANTS OF TLC AND MERGER SUBSIDIARY


7.1.     CONDUCT OF TLC AND MERGER SUBSIDIARY

         Except as expressly contemplated by this Agreement or as described or provided for in any TLC SEC Filing or as described in writing by TLC prior to the date of this Agreement, from the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement, TLC and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their commercially reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except as otherwise approved in writing by LVCI or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

         7.1.1. TLC, its Subsidiaries and Merger Subsidiary will not adopt or propose any change in their articles of incorporation or bylaws;

         7.1.2. TLC shall not authorize or propose, or enter into any agreement, arrangement or understanding (or permit any Subsidiary to do so) with respect to (a) any acquisition of businesses, assets or securities the value of the consideration for which (including assumed debt or other obligations) would exceed $5,000,000 individually (including in a series of related transactions) (excluding any transactions previously consented to in writing by LVCI), or (b) any disposition of businesses, assets or securities the value of the consideration for which (including assumed debt or other obligations) would exceed $5,000,000 individually (including in a series of related transactions) (excluding any transactions previously consented to in writing by LVCI);

         7.1.3. TLC will not declare or pay any dividends or make any distributions on its issued and outstanding capital stock in cash, stock, property or otherwise;

         7.1.4. TLC will not, and will not permit any of its Subsidiaries to,
         (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of TLC or any of its Subsidiaries or any options, warrants, calls, conversion privileges or rights of any kind to acquire shares of TLC or any of its Subsidiaries (except as disclosed in the TLC Disclosure Letter or pursuant to the exercise of stock options or currently outstanding rights under existing compensation-related share issuance plans), (ii) split, combine or reclassify any TLC Common Shares or any securities of a Subsidiary or (iii) repurchase, redeem or otherwise acquire any TLC Securities or any securities of a Subsidiary;

         7.1.5. TLC will not, and will not permit any of its Subsidiaries to, take or agree or commit to take any action that would make any representation and warranty of TLC or Merger Subsidiary hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;
                                     - 56 -

         7.1.6. TLC will not create, incur, assume or suffer to exist, any indebtedness for borrowed money in excess of $1,000,000 (including capital lease obligations), other than (i) indebtedness existing as of the date of this Agreement, (ii) borrowings under existing credit lines in the ordinary course of business, consistent with past practices, and
         (iii) intercompany indebtedness among TLC and its Subsidiaries arising in the ordinary course of business, consistent with past practice;

         7.1.7. TLC will not make any capital expenditure (including, without limitation, expenditures for property, plant and equipment) or appropriations or commitments with respect thereto other than as contemplated by the TLC projections provided to LVCI or additional expenditures, appropriations or commitments which do not exceed an aggregate of $1,000,000; and

         7.1.8. TLC will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

Notwithstanding the foregoing, LVCI shall be deemed to have consented to the transactions involving TLC listed in the TLC Disclosure Letter.

7.2.     TLC STOCKHOLDER MEETING

         7.2.1. TLC shall use its best efforts to cause the TLC Stockholder Meeting to be duly called and held as soon as reasonably practicable, but in no event later than the 50th day after the date on which the Registration Statement is declared effective under the Securities Act for the purpose of (i) voting on the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby,
         (ii) the change of name of TLC, (iii) the adoption of new by-laws, (iv) the continuance of TLC under the Laws of the Province of New Brunswick,
         (v) the increase in the size of the TLC Board, (vi) the increase in the number of shares reserved for issuance under the TLC Stock Option Plan,
         (vii) if applicable, the issuance of the Replacement Options and all matters in connection therewith, (viii) the election of directors and
         (ix) any other item of business necessary to be conducted at an annual meeting of stockholders or required by or consented in writing by LVCI acting reasonably.

         7.2.2. The TLC Board shall recommend approval and adoption of this Agreement and the Merger and the items set out above by TLC's stockholders. In connection with such meeting, TLC will, subject to the foregoing, use its commercially reasonable best efforts to obtain the necessary approvals by its stockholders of the matters referred to (including the solicitation of proxies to be voted at the TLC Stockholder Meeting) above in this Section 7.2 and such other matters as are required by Ontario Law, and will otherwise comply with all legal requirements applicable to such meetings.

7.3.     OBLIGATIONS OF MERGER SUBSIDIARY

         TLC will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

7.4.     NASDAQ AND TSE LISTING

         TLC shall use its commercially reasonable best efforts to cause the TLC Common Shares to be issued in the Merger and those to be issued upon the exercise of the Replacement Options to be conditionally approved for listing on the TSE and on NASDAQ prior to the Effective Time.


7.5.     NOTICE OF CERTAIN EVENTS

         Each of TLC and Merger Subsidiary shall promptly notify LVCI in writing of:

         7.5.1. any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

         7.5.2. any TLC Material Adverse Change or any material change in the business, financial condition or results of operation of TLC and its Subsidiaries taken as a whole;



         7.5.3. any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

         7.5.4. any Actions commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.14 or which relate to the consummation of the transactions contemplated by this Agreement.


7.6.     REPLACEMENT OPTIONS

         At Closing, each outstanding LVCI Stock Option shall become an option to acquire TLC Common Stock (the "Replacement Options") with the following terms and conditions: (i) the Replacement Options shall be exercisable to purchase the number of TLC Common Shares that the corresponding LVCI Stock Options were exercisable to purchase multiplied by the Conversion Number; (ii) the exercise price of the Replacement Options shall be the exercise price(s) of the corresponding LVCI Stock Options, giving effect to the repricing of options provided for in Section 6.6.2; and (iii) the unexpired term, vesting schedule and other material terms and conditions of the Replacement Options will be the same as that of the LVCI Stock Options (as if the Merger had not taken place). The Replacement Options may be issued under a new stock option plan to be established by TLC.

                                   ARTICLE 8.
                  COVENANTS OF TLC, MERGER SUBSIDIARY AND LVCI


8.1.     CORPORATE GOVERNANCE

         8.1.1. The parties agree that the corporate governance and related arrangements respecting TLC set out in Schedule 8.1 will become effective upon the completion of the Merger.

         8.1.2. In order to give effect to the foregoing, the TLC Board has passed a resolution (a) that stockholder approval be sought to amend the articles of TLC to increase the maximum number of directors of TLC to 15 and (b) that, upon the increase in the maximum number of directors and conditional upon the consummation of the Merger in accordance with this Agreement, the number of directors of TLC be set at 11.

         8.1.3. At the TLC stockholder meeting, management of TLC shall nominate for election as directors of TLC, such election to be conditional upon the increase in the size of the TLC Board and upon consummation of the Merger in accordance with this Agreement, the following four individuals currently on the LVCI Board: John K. Klobnak, James M. Garvey, Richard Lindstrom, M.D., and David S. Joseph (the "LVCI Nominees").

         8.1.4. Subject to stockholder approval, the by-laws of TLC following consummation of the Merger in accordance with this Agreement will include (i) a by-law providing that management of TLC shall nominate the LVCI Nominees for re-election as directors of TLC at the next annual meeting of stockholders of TLC following the TLC Stockholders Meeting at which the Merger is approved, such directors to hold office for a term of one year or until such earlier time as their successors are elected or appointed or such directors have resigned in accordance with this Agreement or otherwise, (ii) a by-law providing that the head office of TLC will remain in Mississauga, Ontario and the head office for TLC's U.S. operations will be located in St. Louis, Missouri, and
         (iii) such other matters as are required by the Laws of New Brunswick and as are required by LVCI and TLC, each acting reasonably.

8.2.     TLC NAME CHANGE

         At or prior to the Effective Time, TLC shall change its corporate name to "TLC Vision Corporation", provided, however, that the approval shall have been obtained therefor.

8.3.     COMMERCIALLY REASONABLE BEST EFFORTS

         Subject to the terms and conditions of this Agreement, each party agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement.

8.4.     CERTAIN FILINGS

         8.4.1. LVCI and TLC shall cooperate with one another (a) in connection with the preparation of the Registration Statement and Joint Proxy Statement/Prospectus, and (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and Joint Proxy Statement/Prospectus and seeking timely to obtain any such actions, consents, approvals or waivers.

         8.4.2. Without limiting the generality of Section 8.4.1, as soon as practicable, each of TLC and LVCI shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the HSR Act, which filings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of TLC and LVCI shall cooperate fully with the other in connection with the preparation of such filings and shall use best efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the Merger under the HSR Act. Any and all filing fees required to be paid in connection with the premerger notification pursuant to the HSR Act shall be borne and paid equally by LVCI and TLC.

         8.4.3. Following the Effective Date of the Merger, TLC and LVCI shall to the extent necessary in a timely and expeditious manner make all postmerger filings as are necessary with the SEC, the TSE and NASDAQ and in this regard, TLC shall take all reasonable steps and make all necessary filings and pay such fees as are required in accordance with the conditional listing approval of the TSE and NASDAQ in order to obtain as expeditiously as possible final listing approval for the TLC Common Shares issued in connection with this transaction or to be issued in connection with the exercise of the Replacement Options.

         8.4.4. Each of LVCI and TLC agree to cooperate and use their commercially reasonable best efforts to contest and resist any Action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administration and judicial appeal and all available legislative action. Notwithstanding any other provision of this Agreement to the contrary, each of LVCI and TLC also agree, if requested by the other, to take any and all



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
         actions as are or may be required by Governmental Authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or the other transactions contemplated hereby or as may be required to avoid, lift, vacate or reverse any legislative, administrative or judicial action which would otherwise cause any condition to closing not to be satisfied, unless any such actions individually or in the aggregate would be onerous to the combined operations of TLC and LVCI.

8.5.     PUBLIC ANNOUNCEMENTS

TLC and LVCI will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with any national securities exchange or interdealer quotation system, will not issue any such press release or make any such public statement prior to such consultation.

8.6.     FURTHER ASSURANCES

         At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of LVCI or Merger Subsidiary, any deeds, bills of sale, assignments, assurances, instruments or other documents and to take and do, in the name and on behalf of LVCI or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of LVCI acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

8.7. PREPARATION OF THE JOINT PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENTS

         8.7.1. TLC and LVCI shall promptly prepare and file with the SEC a preliminary version of the Joint Proxy Statement/Prospectus and will use their commercially reasonable best efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Joint Proxy Statement/Prospectus and to file any amendments or supplements thereto as may be required by applicable Law. After receiving comments from the SEC, TLC shall promptly file with the SEC the Registration Statement containing the Joint Proxy Statement/Prospectus. Each of TLC and LVCI shall use its commercially reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. TLC shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities Laws in connection with the issuance of TLC Common Shares in the Merger and LVCI shall furnish all information concerning LVCI and the holders of LVCI Common Shares as may be reasonably requested in connection with any such action. Promptly after the effectiveness of the Registration Statement, LVCI and TLC will each cause the Joint Proxy Statement/Prospectus to be mailed to its stockholders, and if necessary, after the definitive Joint Proxy Statement/Prospectus shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, re-solicit proxies.

         8.7.2. TLC shall prepare and file a registration statement on Form S-8 in order to register under the Securities Act the TLC Common Shares to be issued from time to time after the Effective Time upon the exercise of the Replacement Options, and shall use reasonable commercial efforts to cause such registration statement to become effective at or prior to the Effective Time and to maintain the effectiveness of such registration for the period of time that the Replacement Options remain outstanding and may be exercised.

8.8.     ACCESS TO INFORMATION

         8.8.1. Subject to Section 8.8.2 to and including Section 8.8.10 and applicable Laws, upon reasonable notice, each of TLC and LVCI shall (and shall cause each of its Subsidiaries to) afford the representatives of the other party hereto access, during normal business hours from the date hereof and until the earlier of the Closing Date or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel, and, during such period, each party shall (and shall cause each of its Subsidiaries to) furnish promptly to the other party all information concerning its business, properties and personnel as such party may reasonably request (the "Information").

         8.8.2. The Information will be kept strictly confidential and shall not, without the prior written consent of the disclosing party, be disclosed by the receiving party, or by its representatives, in any manner whatsoever, in whole or in part, and shall not be used by the receiving party or its representatives other than in connection with the Merger. Moreover, the receiving party agrees to reveal the Information only to its representatives who have a reasonable need to know the Information for the purposes of evaluating the Merger, who are informed by the receiving party of the confidential nature of the Information and who have agreed to act in accordance with the terms and conditions of this Agreement. Notwithstanding such agreement, the receiving party shall continue to be responsible for any breach of this Agreement by its representatives and shall indemnify and save the disclosing party harmless from any breach by any of the receiving party's representatives.

         8.8.3. The receiving party shall keep a record of the Information furnished to it, in any medium other than oral, and the location of such Information. All copies of the Information, except for that portion of the Information which consists of analyses, compilations, forecasts, studies or other documents prepared by the receiving party or its representatives will be returned to the disclosing party immediately upon its request. That portion of the Information which consists of analyses, compilations, forecasts, studies or other documents prepared by the receiving party or its representatives, will be destroyed upon the disclosing party's request and any oral Information will continue to be subject to the terms of this Agreement. Upon the request of the disclosing party, the receiving party shall provide a certificate certifying as to the complete return and destruction of all Information in accordance with the terms of this paragraph.

         8.8.4. The receiving party shall keep all of the Information disclosed or delivered to it, whether electronically stored or in a tangible form, segregated from all of its property and in a safe and secure environment and will use commercially reasonable best efforts to protect and keep safe all of the Information disclosed from any loss, harm, theft, unauthorized use, tampering, sabotage, unauthorized duplication, destruction, addition, deletion, damage or interference whatsoever.

         8.8.5. The receiving party acknowledges that the Information is confidential and a valuable asset of the disclosing party and all right, title and interest in and to the Information (including all Intellectual Property) is and at all time shall remain the exclusive property of the disclosing party.

         8.8.6. The receiving party acknowledges that other than as contained in this Agreement none of the disclosing party, its representatives or any of its or their respective affiliates makes any express or implied representation or warranty as to the accuracy or completeness of the Information.

         8.8.7. If the receiving party or anyone to whom the receiving party transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, the receiving party will provide the disclosing party with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained or the disclosing party waives compliance with the provisions of this Agreement, the receiving party will furnish only that portion of the Information which it is advised, by written opinion of counsel, addressed to the receiving party and to the disclosing party, is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

         8.8.8. The parties each acknowledge that disclosure of any Information may cause significant damage and harm to a disclosing party, its Affiliates, Subsidiaries and shareholders and that remedies at law may be inadequate to protect against breach of this Agreement, and the parties hereby in advance agree to the granting of injunctive relief in favour of the disclosing party without proof of actual damages, in addition to any other remedy the disclosing party may be entitled to.

         8.8.9. The parties acknowledge that certain information may be competitively sensitive and that disclosure thereof shall be limited to that which is reasonably necessary for the purpose of (i) preparing submissions or applications in order to obtain any appropriate regulatory approvals, (ii) preparing the Joint Proxy
         Statement/Prospectus, and (iii) avoiding conflicts.

         8.8.10. The provisions of Sections 8.8.2 to and including Section 8.8.8 and this Section 8.8.10 shall survive the termination of this Agreement.




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
8.9.     MUTUAL STANDSTILL

         From the date hereof until the Closing Date or the termination of this Agreement, each of LVCI and TLC agrees that it will not, otherwise than pursuant to this Agreement, the Merger and the transactions contemplated hereby and thereby or with the prior approval of the other, which approval may be given on such terms as the other may determine:

         8.9.1. in any manner acquire, agree to acquire or make any proposal or offer to acquire, directly or indirectly, any securities or property of the other;

         8.9.2. propose or offer to enter into, directly or indirectly, any merger or business combination involving the other or to purchase, directly or indirectly, a material portion of the assets of the other;

         8.9.3. directly or indirectly, solicit, or participate or join with any Person in the solicitation of any proxies to vote, to seek or advise or to influence any Person with respect to the voting of any voting securities of the other;

         8.9.4. otherwise act alone or in concert with others to seek to control or to influence the management, board of directors or policies of the other;

         8.9.5. make any public or private disclosure of any consideration, intention, plan or arrangement inconsistent with any of the foregoing; or

         8.9.6. advise, assist or encourage any of the foregoing or work in concert with others in respect of the foregoing.

         For the purpose of this Section 8.9, each reference to LVCI or TLC shall include its Subsidiaries and its successors. The termination of this Agreement shall also terminate any other agreements between the parties which have an effect similar to this Section 8.9, including, for greater certainty,
(i) the letter dated November 16, 1999 between TLC and Goldman, on behalf of LVCI, and (ii) the mutual confidentiality and non-disclosure agreement effective as of February 1, 2000 between LVCI and TLC.

8.10.    DIRECTORS' AND OFFICERS' INSURANCE

         8.10.1. After the Effective Time, TLC will provide, or cause to be provided, such coverage to the officers and directors of LVCI and its Subsidiaries who shall continue as officers and directors of TLC and its Subsidiaries to the same extent that TLC provides or causes to be provided such coverage to the other officers and directors of TLC and its Subsidiaries.

         8.10.2. For a period of six (6) years after the Effective Time, TLC and LVCI agree that Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by LVCI, copies of which have been provided to TLC, covering past or future claims with respect to periods before the Effective Time (provided that TLC and LVCI agree that Surviving Corporation may substitute therefor policies with coverage no less favourable to such directors and officers with respect to claims arising from facts or events which occurred before the Effective Time).

         8.10.3. The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the LVCI Certificate of Incorporation and By-Laws on the date of this Agreement and shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of LVCI, unless such modification is required by applicable Law.

         8.10.4. This Section 8.10 shall survive the consummation of the Merger, is intended to benefit LVCI, the Surviving Corporation and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and TLC, and shall be enforceable by the indemnified parties.

8.11.    CLOSING MATTERS

         Each of LVCI, Merger Subsidiary and TLC shall deliver, at the closing of the transactions contemplated hereby, such customary certificates, resolutions and other closing documents as may be required by the other parties hereto, acting reasonably.
                                   ARTICLE 9.
                            CONDITIONS TO THE MERGER


9.1.     CONDITIONS TO THE OBLIGATIONS OF EACH PARTY

         The respective obligations of LVCI, TLC and Merger Subsidiary to consummate the Merger are subject to the satisfaction, on or before the Closing Date, of the following conditions:

         9.1.1. this Agreement shall have been approved by the affirmative vote of the holders of a majority of the outstanding LVCI Common Shares in accordance with Delaware Law;

         9.1.2. (a) each of the Agreement and the new by-laws of TLC shall have been approved by at least 50% of the votes cast by the holders of TLC Common Shares represented at the TLC Stockholder Meeting, (b) each of the change of name of TLC, the continuance of TLC under the Laws of the Province of New Brunswick, and the increase in the size of the TLC Board shall have been approved by at least 66 2/3% of the votes cast by the holders of TLC Common Shares represented at the TLC Stockholder Meeting and (c) each of the increase in the number of options available under the TLC Stock Option Plan and, if applicable, the grant of the Replacement Options (including, if applicable, approval of a new stock option plan of TLC relating thereto) amendments relating thereto shall have been approved by at least 50% of the votes cast by the holders of TLC Common Shares represented at the Meeting (excluding, if required by applicable Laws, the holders of TLC Common Shares who are insiders (as defined in the Ontario Act) of TLC to whom shares may be issued pursuant to the TLC Share Option Plan or their associates (as defined in the Ontario Act);

         9.1.3. all required waiting periods under the HSR Act shall have expired or been terminated and any other appropriate regulatory approvals shall have been obtained;

         9.1.4. no provision of any applicable Law and no final, unappealable Order of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement;

         9.1.5. the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for such purpose shall be pending before the SEC;

         9.1.6. the registration statement on Form S-8 in respect of the Replacement Options shall have become effective and no stop order suspending the effectiveness of such registration statement shall have been issued and be in effect and no proceedings for such purpose shall be pending before the SEC;

         9.1.7. the TLC Common Shares to be issued in the Merger and those to be issued on the exercise of Replacement Options shall have been conditionally approved for listing on the TSE and NASDAQ subject only to notice of issuance and the satisfaction of the standard filing requirements and payment of requisite filing fees;

         9.1.8. TLC and LVCI shall have received an opinion from Thompson Coburn LLP, counsel to LVCI, based upon certain factual representations of LVCI, TLC and Merger Subsidiary reasonably requested by such counsel, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a Reorganization in which no gain or loss is recognized by LVCI Stockholders as a result of the Merger (except with respect to LVCI Stockholders who receive cash in lieu of fractional shares) in form and substance reasonably satisfactory to LVCI and TLC;

         9.1.9. LVCI shall have obtained from Goldman, a written opinion of a type customary in transactions similar to those contemplated hereby, to the effect that the Conversion Number is fair to LVCI's stockholders from a financial point of view, and such opinion shall not have been withdrawn;

         9.1.10. LVCI shall cause to be delivered within two Business Days before the date on which the Registration Statement is declared effective, to TLC and Merger Subsidiary, a comfort letter from PriceWaterhouseCoopers LLP, auditors of LVCI, in respect of the LVCI Financial Statements, in form and content satisfactory to TLC, acting reasonably.

         9.1.11. TLC shall cause to be delivered within two Business Days before the date on which the Registration Statement is declared effect, to LVCI, a comfort letter from Ernst & Young LLP, auditors of TLC, in respect of the TLC Financial Statements, in form and content satisfactory to LVCI, acting reasonably.

         9.1.12. TLC shall have obtained from SG Cowen, the opinion of SG Cowen referred to in Section 5.24 to the effect that the Conversion Number is fair to TLC from a financial point of view, and such opinion shall not have been withdrawn; and

         9.1.13. this Agreement shall not have been terminated pursuant to
         Article 10.

9.2.     ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF TLC AND MERGER SUBSIDIARY

         The respective obligations of TLC and Merger Subsidiary to consummate the Merger are also subject to the satisfaction, on or before the Closing Date, of the following further conditions precedent (each of which is for the exclusive benefit of TLC and Merger Subsidiary and may be waived by TLC on behalf of itself and Merger Subsidiary and any one or more of which, if not satisfied or waived, will relieve TLC and Merger Subsidiary of any obligation under this Agreement):

         9.2.1. LVCI shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, the representations and warranties of LVCI contained in this Agreement that are qualified by materiality or LVCI Material Adverse Effect or LVCI Material Adverse Change shall be true and correct and the representations and warranties of LVCI contained in this Agreement that are not so qualified shall be true and correct in all material respects at and as of the Closing Date, and TLC shall have received a certificate signed by an executive officer of LVCI to the foregoing effect;

         9.2.2. the LVCI Board shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by LVCI and its Subsidiaries, to permit the consummation of the Merger;

         9.2.3. notwithstanding any of the representations and warranties of LVCI contained herein (and the information set out in any of the corresponding Schedules and the LVCI Disclosure Letter), there shall not be, and there shall not have occurred since the date of this Agreement, any circumstance, event, condition, change or development or any set of circumstances, events, conditions, changes or developments, which, in the reasonable judgment of TLC, has or have or would reasonably be expected to have, individually or in the aggregate, an LVCI Material Adverse Effect or an LVCI Material Adverse Change; and

         9.2.4. the LVCI Board shall have made and shall not have modified or amended, in any material respect, prior to the LVCI Stockholder Meeting, an affirmative recommendation that the holders of the LVCI Common Shares approve this Agreement and the Merger.

9.3.     CONDITIONS TO THE OBLIGATIONS OF LVCI

         The obligation of LVCI to consummate the Merger is also subject to the satisfaction, on or before the Closing Date, of the following further conditions precedent (each of which is for the exclusive benefit of LVCI and may be waived by LVCI and any one or more of which, if not satisfied or waived, will relieve LVCI of any obligation under this Agreement):

         9.3.1. TLC and Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of TLC and Merger Subsidiary contained in this Agreement qualified by materiality or by TLC Material Adverse Effect or TLC Material Adverse Change shall be true and correct and the representations and warranties of TLC contained in this Agreement that are not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made on and as of such date, and LVCI shall have received a certificate signed by an executive officer of each of TLC and Merger Subsidiary to the foregoing effect;

         9.3.2. each of the boards of directors of TLC and Merger Subsidiary shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by each of TLC and Merger Subsidiary and their subsidiaries, to permit the consummation of the Merger and the issue of the TLC Common Shares contemplated thereby and the issue of TLC Common Shares upon the exercise from time to time of the Replacement Options;

         9.3.3. all necessary approvals shall have been received by LVCI and TLC, respectively, to reprice the options as provided in Section 6.6.2 and, as applicable, grant the Replacement Options, as provided in
         Section 7.6;

         9.3.4. notwithstanding any of the representations and warranties of TLC and Merger Subsidiary contained herein (and the information set out in any of the corresponding schedules and the TLC Disclosure Letter) there shall not be, and there shall not have occurred since the date of this Agreement, any circumstance, event, condition, change or development or any set of circumstances, events, conditions, changes or developments, which, in the reasonable judgment of LVCI has or have or would reasonably be expected to have, individually or in the aggregate, a TLC Material Adverse Effect or a TLC Material Adverse Change; and

         9.3.5. the board of directors of TLC shall have made and shall not have modified or amended, in any material respect, prior to the TLC Stockholder Meeting, an affirmative recommendation that the holders of the TLC Common Shares approve the Merger.

                                   ARTICLE 10.
                                   TERMINATION


10.1.    TERMINATION

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of LVCI or TLC):

         10.1.1. by mutual written consent of LVCI and TLC;

         10.1.2. by either LVCI or TLC, if the Merger has not been consummated by December 31, 2001 or such later date as the parties may agree in unity (provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date);

         10.1.3. by either LVCI or TLC, if there shall be any applicable Law that makes the consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and non-appealable;

         10.1.4. by either LVCI or TLC, if the stockholder approvals referred to in Section 9.1.1 or 9.1.2 shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment thereof;

         10.1.5. by either LVCI or TLC, if (i) the closing price of TLC Common Shares on NASDAQ at any time after the date hereof is less than $2.15, or (ii) the closing price of LVCI Common Shares on NASDAQ at any time after the date hereof is less than $1.50; and

         10.1.6. by either LVCI or TLC (the "Terminating Party") if (x) there has been a breach by the other party of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a TLC Material Adverse Effect or LVCI Material Adverse Effect, as the case may be, or (y) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Terminating Party to the other party, or (z) LVCI has recommended or entered into a written agreement (other than a confidentiality agreement) for an Acquisition Proposal.

10.2.    TERMINATION BY LVCI

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing by action of the LVCI Board in writing, if (i) LVCI is not in breach of Section 6.3, (ii) the Merger shall not have been approved by the LVCI stockholders, and (iii) the LVCI Board authorizes LVCI, subject to complying with the terms of this Agreement, to enter into a written agreement (other than a confidentiality agreement) concerning a transaction that constitutes a Superior Proposal and LVCI promptly notifies TLC in writing that it intends to enter into such an agreement.

10.3.    TERMINATION BY TLC

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing by TLC in writing, if the LVCI Board shall have withdrawn or adversely modified its approval or recommendation of the Merger or if the LVCI Board recommends or enters into a written agreement (other than a confidentiality agreement) for a Superior Proposal.

10.4.    EFFECT OF TERMINATION

         10.4.1. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (a) the agreements contained in Section
         11.7 shall survive the termination hereof, (b) the parties shall be liable for any wilful breaches hereof, and (c) if (i) LVCI shall have entered into a written Agreement (other than a confidentiality agreement) for an Acquisition Proposal; (ii) LVCI has terminated this Agreement in accordance with Section 10.2; or (iii) TLC has terminated this Agreement in accordance with Section 10.3 as a result of (A) LVCI withdrawing or adversely modifying its approval or recommendation of the Merger as a result of a Superior Proposal or (B) LVCI recommending or entering into a written agreement (other than a confidentiality agreement) for a Superior Proposal, then LVCI shall pay to TLC an amount equal to $3,000,000 in immediately available funds designated by TLC.

         10.4.2. The payment in clause (c) of Section 10.4.1 shall be due three
         (3) Business Days after the date (x) in the case of an event in (i) of clause (c), on which the LVCI Board enters into an agreement for a Superior Proposal; (y) in the case of an event in (ii) of clause (c), on which this Agreement is terminated by the LVCI Board; and (z) in the case of an event in (iii) of clause (c), on which this Agreement is terminated by the TLC Board.

                                   ARTICLE 11.
                                  MISCELLANEOUS


11.1.    NOTICES

         All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         if to TLC or Merger Subsidiary, to:

                  TLC Laser Eye Centers Inc.
                  5280 Solar Drive
                  Suite 300
                  Mississauga, Ontario
                  L4W 5M8

                  Telephone:   (905) 602-2020 ex. 3900
                  Telecopy:    (905) 602-7956
                  Attention:   Chief Executive Officer

         with a copy to:

                  Torys
                  P.O. Box 270
                  79 Wellington Street West
                  Maritime Life Tower, Suite 3000
                  Toronto, Ontario
                  M5K 1N2



                  Telephone:   (416) 865-0040
                  Telecopy:    (416) 865-7380
                  Attention:   David Chaikof

         if to LVCI, to:

                  Laser Vision Centers, Inc.
                  540 Maryville Center Drive
                  Suite 200
                  St. Louis, MO
                  63141

                  Telephone:   (314) 523-8201
                  Telecopy:    (314) 434-7251
                  Attention:   Chief Executive Officer
         with a copy to:

                  Thompson Coburn LLP
                  One Firstar Plaza
                  St. Louis, Missouri
                  63101-1693

                  Telephone:   (314) 552-6000
                  Telecopy:    (314) 552-7000
                  Attention:   Thomas A. Litz

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section.

11.2.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Except as otherwise provided in this Agreement, the representations, warranties, agreements and covenants contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time except Section 6.4, Section 7.5, Section 7.6 and Article 2.

11.3.    AMENDMENTS AND WAIVER

         11.3.1. Any provision of this Agreement may be amended or waived prior to the Closing, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by TLC, Merger Subsidiary and LVCI or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that (i) any waiver or amendment shall be effective against a party only if the board of directors of such party approves such waiver and (ii) after the adoption of this Agreement by the stockholders of LVCI or TLC, no such amendment or waiver shall, without further approval of such stockholders and each party's board of directors, alter or change (x) the amount or kind of consideration to be received in exchange for any shares of capital stock of LVCI, (y) any term of the certificate of incorporation of the Surviving Corporation, or (z) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of LVCI.

         11.3.2. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.4.    FURTHER ASSURANCES

         Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

11.5.    PUBLIC STATEMENTS

         LVCI and TLC agree to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the Merger, and to use their respective reasonable efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof.

11.6.    SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

11.7.    FEES AND EXPENSES

         11.7.1. Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         11.7.2. LVCI and TLC shall each pay one-half of all costs and expenses related to printing, filing and mailing the Registration Statement and the Joint Proxy Statement/Prospectus and all SEC and other regulatory filing fees.

11.8.    SUCCESSORS AND ASSIGNS

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

11.9.   NO THIRD PARTY BENEFICIARIES

         Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Notwithstanding the foregoing, (a) the LVCI Nominees shall be third party beneficiaries with respect to TLC's obligations to nominate them for election to the TLC Board at TLC's annual meeting in 2002; and (b) LVCI's directors and officers shall be third party beneficiaries of TLC's obligations under Section 8.10.


11.10.   GOVERNING LAW

         This Agreement shall be construed in accordance with and governed by the law of the State of New York (except insofar as mandatory provisions of Delaware law are applicable), without regard to the conflicts of law principles thereof.


11.11.   COUNTERPARTS; EFFECTIVENESS

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures of the parties, provided, however, that any party providing its signature in faxed form shall promptly forward to the other parties an original of the signed copy of this Agreement which was so faxed. This Agreement shall become effective when each party hereto shall have received by fax or otherwise counterparts hereof signed by all of the other parties hereto.

                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                       LASER VISION CENTERS, INC.


                                       By:      /s/ John J. Klobnak
                                                ---------------------------
                                                Name: John J. Klobnak
                                                Title: Chief Executive Officer



                                       By:      /s/ Robert W. May
                                                ---------------------------
                                                Name: Robert W. May
                                                Title: Secretary

                                       TLC LASER EYE CENTERS INC.


                                       By:      /s/ Elias Vamvakas
                                                ---------------------------
                                                Name: Elias Vamvakas
                                                Title: Chief Executive Officer



                                       By:      /s/ Lloyd Fiorini
                                                ---------------------------
                                                Name: Lloyd Fiorini
                                                Title: General Counsel/Secretary



                                       TLC ACQUISITION II CORP.


                                       By:      /s/ Elias Vamvakas
                                                ---------------------------
                                                Name: Elias Vamvakas
                                                Title: Chief Executive Officer



                                       By:      /s/ Lloyd Fiorini
                                                ---------------------------
                                                Name: Lloyd Fiorini
                                                Title: Secretary

                                  SCHEDULE 8.1

                             GOVERNANCE ARRANGEMENTS


1.  Name:            On the Closing Date, TLC will be renamed "TLC Vision
                     Corporation".

2.  Directors:       For the first year following the completion of the Merger, the board of directors shall consist of eleven (11) directors, of which, subject to stockholder approval, four
                     (4) shall consist of the LVCI Nominees. At the first anniversary of the completion of the Merger, the Vice-Chairman will resign from the TLC Board and one member of the TLC Board, other than the LVCI Nominees, will also resign, following which the size of the TLC Board will be reduced to nine (9) directors. Management of TLC will nominate the LVCI Nominees for election to the TLC Board at TLC's annual meeting of stockholders in 2002. For so long as they serve on the TLC Board, the LVCI Nominees then serving on the TLC Board shall be entitled to fair representation on each committee of the TLC Board.

3.  Management:      Following the completion of the Merger, the senior
                     management of TLC following the consummation of the Merger shall be comprised of the following persons:

                     Chairman and Chief       -    Chairman and Chief Executive
                     Executive Officer             Officer of TLC

                     Vice-Chairman            -    Chairman and Chief Executive
                                                   Officer of LVCI

                     President and Chief      -    President and Chief Operating
                     Operating Officer             officer of LVCI

                     Chief Financial Officer  -    Chief Financial Officer of
                                                   LVCI

                     Co-General Counsels      -    General Counsel of TLC and
                                                   General Counsel of LVCI

4.  Offices:         The head office for TLC following the consummation of the
                     Merger will remain in Mississauga, Ontario, and the head office for its United States operations will be located in St. Louis, Missouri.

5.  Super-Majority:  In the first year following the completion of the Merger, approval of any changes in the senior management listed above may only be made with approval of 80% or more of the TLC Board. To give effect to the foregoing, the employment agreements entered into by TLC with the senior management listed above shall provide, at a minimum, that in the first year following completion of the Merger the agreements can only be terminated with approval of 80% or more of the TLC Board.